                                                                    EXHIBIT 4.08
                                                                    ------------
________________________________________________________________________________
________________________________________________________________________________





                                  $75,000,000


                                CREDIT AGREEMENT


                                     among


                              NASHUA CORPORATION,


                            THE BANKS PARTIES HERETO


                                      and


                                 CHEMICAL BANK,
                                    as Agent




                          Dated as of January 5, 1995



________________________________________________________________________________
________________________________________________________________________________

                                                         TABLE OF CONTENTS

                                                                                                                                Page
                                                                                                                                ----
SECTION 1.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                 1.1    Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.2    Other Definitional Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 2.       THE COMMITTED RATE LOANS;
                    THE BID LOANS; AMOUNT AND TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                 2.1    The Committed Rate Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 2.2    Committed Rate Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 2.3    Procedure for Committed Rate Loan Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 2.4    Conversion and Continuation Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 2.5    The Bid Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 2.6    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 2.7    Commitment Reductions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 2.8    Optional Prepayment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 2.9    Mandatory Prepayments and Commitment Reductions   . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 2.10   Minimum Principal Amount and Maximum Number of Eurodollar Tranches  . . . . . . . . . . . . . . . . . .  20
                 2.11   Loan Interest Rates and Payment Dates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 2.12   Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 2.13   Pro Rata Treatment and Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 2.14   Non-Receipt of Funds by the Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 2.15   Inability to Determine Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 2.16   Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 2.17   Requirements of Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 2.18   Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 2.19   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 2.20   Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 2.21   Extension of Termination Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 3.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                 3.1    Financial Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 3.2    No Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 3.3    Corporate Existence; Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 3.4    Corporate Power; Authorization; Enforceable Obligations   . . . . . . . . . . . . . . . . . . . . . . .  28
                 3.5    No Legal Bar; No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 3.6    No Material Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                                                                                                Page
                                                                                                                                ----
                 3.7    Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 3.8    Federal Regulations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 3.9    ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 3.10   Nexus Acquisition Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 4.       CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                 4.1    Conditions to Initial Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 4.2    Conditions to All Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 5.       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                 5.1    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 5.2    Certificates; Other Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 5.3    Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 5.4    Conduct of Business and Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 5.5    Maintenance of Property; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 5.6    Inspection of Property; Books and Records; Discussions  . . . . . . . . . . . . . . . . . . . . . . . .  34
                 5.7    Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 6.       NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                 6.1    Financial Condition Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 6.2    Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 6.3    Limitation on Consolidation, Merger and Dispositions
                          and Purchases of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 6.4    Limitation on Sale of Accounts Receivable, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 6.5    Limitation on Sales and Leasebacks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 6.6    Prohibition on Certain Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 6.7    No Modification of Insurance and Other Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 7.       EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 8.       THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                 8.1    Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 8.2    Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 8.3    Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 8.4    Reliance by Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 8.5    Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 8.6    Non-Reliance on Agent and Other Banks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 8.7    Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                                                                                                                Page
                                                                                                                                ----
                 8.8    Agent in Its Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 8.9    Successor Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 9.       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                 9.1    Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 9.2    Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 9.3    No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 9.4    Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 9.5    Payment of Expenses and Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 9.6    Successors and Assigns; Participations; Purchasing Banks  . . . . . . . . . . . . . . . . . . . . . . .  47
                 9.7    Adjustments; Setoff   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 9.8    Independence of Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 9.9    Table of Contents and Section Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 9.10   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 9.11   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 9.12   Integration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 9.13   GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 9.14   Submission to Jurisdiction; Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 9.15   Acknowledgments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 9.16   Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 9.17   WAIVERS OF JURY TRIAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53



EXHIBITS:

A           Form of Committed Rate Note
B           Form of Grid Bid Loan Note
C           Form of Individual Bid Loan Note
D           Form of Committed Rate Borrowing Notice
E           Form of Bid Loan Request
F           Form of Bid Loan Offer
G           Form of Bid Loan Confirmation
H-1         Form of Bid Loan Assignment
H-2         Form of Commitment Assignment
I           Form of Officer's Certificate
J           Form of Certificate of Assistant Secretary of the Company
K           Form of Opinion of Counsel to the Company
L           Form of Extension Request

SCHEDULES:

                                                                           Page
                                                                           ----
1.1         Commitments
3.3         Subsidiaries



Schedule 3.3 has been omitted in accordance with SK-601(b)(2) and will be submitted to the Commission upon request.

         CREDIT AGREEMENT, dated as of January 5, 1995, among NASHUA CORPORATION, a Delaware corporation (the "COMPANY"), the several banks parties to this Agreement (collectively, the "Banks"; individually, a "BANK") and CHEMICAL BANK, a New York banking corporation, as agent for the Banks hereunder (in such capacity, the "Agent").

                             W I T N E S S E T H :
                             - - - - - - - - - -

                 WHEREAS, the Company has requested the Banks to make loans to it in an aggregate amount up to $75,000,000 at any one time outstanding as more particularly described herein;

                 WHEREAS, the Banks are willing to make such loans on the terms and conditions contained herein;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:


                 SECTION 1.  DEFINITIONS

                 1.1 DEFINED TERMS. As used in this Agreement, terms defined in the Preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

                 "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                 "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                 "APPLICABLE MARGIN": the Applicable Margin shall be 0% for all Reference Rate Loans and .75% for all Eurodollar Loans; PROVIDED, on any day that the aggregate principal amount of the Committed Rate Loans outstanding shall be in excess of 50% of the aggregate Commitments on the date hereof, the Applicable Margin for all Reference Rate Loans shall be .50% and the Applicable Margin for all Eurodollar Loans shall be 1.125%.

                 "ASSET DISPOSITION": any transaction consisting of the sale, lease, transfer or other disposition of assets (other than (i) transactions between Subsidiaries or between the Company and a Subsidiary, (ii) the sale of inventory in the ordinary course of business, (iii) repurchases by the Company of its own common stock and
         (iv) the sale by the Company of its own equity securities) having a book value at the time of such transaction equal to or greater than $1,000,000. Any group of related sales, leases, transfers or other dispositions shall be treated as one transaction for purposes of determining whether the same is an Asset Disposition.

                 "BENEFITTED BANK":  as defined in subsection 9.7.

                 "BID LOAN": each Bid Loan made pursuant to subsection 2.5; the aggregate amount advanced by a Bank pursuant to subsection 2.5 on each Bid Loan Date shall constitute one or more Bid Loans, as specified by such Bank pursuant to subsection 2.5(b)(vii).

                 "BID LOAN ASSIGNEES":  as defined in subsection 9.6(c).

                 "BID LOAN ASSIGNMENT": a Bid Loan Assignment, substantially in the form of Exhibit H-1.

                 "BID LOAN CONFIRMATION": each confirmation by the Company of its acceptance of Bid Loan Offers, which Bid Loan Confirmation shall be substantially in the form of Exhibit G and shall be delivered to the Agent in writing, by telex or by facsimile transmission.

                 "BID LOAN DATE": in respect of a Bid Loan, the day on which a Bank makes such Bid Loan pursuant to subsection 2.5.

                 "BID LOAN OFFER": each offer by a Bank to make Bid Loans pursuant to a Bid Loan Request, which Bid Loan Offer shall contain the information specified in Exhibit F and shall be delivered to the Agent in writing, by telex or by facsimile transmission, or by telephone, immediately confirmed by telex or facsimile transmission.

                 "BID LOAN REQUEST": each request by the Company for Banks to submit bids to make Bid Loans, which shall contain the information in respect of such requested Bid Loans specified in Exhibit E and shall be delivered to the Agent in writing, by telex or facsimile transmission, or by telephone, immediately confirmed by telex or facsimile transmission.

                 "BID NOTES": the collective reference to the Grid Bid Loan Notes and the Individual Bid Loan Notes; individually, a "Bid Note".

                 "BORROWING DATE": in respect of any Committed Rate Loan, the date such Committed Rate Loan is made.

                 "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that the term "Business Day" shall also exclude when used in connection with a Eurodollar Loan, any day on which commercial banks are not open for dealing in Dollar deposits in the London interbank market.

                 "CASH EQUIVALENTS": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than twelve months from the date of acquisition of any Bank or of any domestic commercial bank having capital and surplus in excess of $500,000,000 which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (iv) below, (iii) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within six months from the date of acquisition, (v) auction rate preferred stock rated at least A3 or the equivalent thereof by Standard & Poor's Corporation or A- or the equivalent thereof by Moody's Investors Service, Inc., and (vi) floating rate tax exempt bonds rated at least MIG1 or the equivalent thereof by Standard & Poor's Corporation or SP1+ or the equivalent thereof by Moody's Investors Service, Inc.

                 "CHEMICAL":  Chemical Bank.

                 "CLOSING DATE": the date on which the conditions specified in subsection 4.1 are satisfied in full.

                 "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                 "COMMITMENT": as to any Bank on the Closing Date, the amount set forth opposite such Bank's name on Schedule 1.1 hereto under the caption "Commitment Amount", as such amount may from time to time be reduced in accordance with this Agreement; collectively, as to all the Banks, the "Commitments".

                 "COMMITMENT ASSIGNMENT":  as defined is subsection 9.6(d).

                 "COMMITMENT PERCENTAGE": as to any Bank, the percentage of the aggregate Commitments from time to time constituted by such Bank's Commitment; collectively, as to all the Banks, the "Commitment Percentages".

                 "COMMITMENT PERIOD": the period from and including the Closing Date to but not including the Termination Date.

                 "COMMITTED RATE LOANS":  Loans made pursuant to subsection 2.1.

                 "COMMITTED RATE NOTE": as defined in subsection 2.2; collectively, the "COMMITTED RATE NOTES".

                 "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA.

                 "CONSOLIDATED CURRENT ASSETS": at any date, all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of the Company and its Subsidiaries at such date.

                 "CONSOLIDATED CURRENT LIABILITIES": at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries as at such date.

                 "CONSOLIDATED INTANGIBLES": at a particular date, all assets of the Company and its Subsidiaries, determined on a consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, unamortized debt discount and expense, unamortized organization and reorganization expense, patents, trade or service marks, franchises, trade names, goodwill and the amount of any write-up in the book value of any assets resulting from any revaluation thereof after April 1, 1994.

                 "CONSOLIDATED INTEREST COVERAGE RATIO": for any period, the ratio of (a) the sum of (i) Consolidated Pre-tax Income for such period and (ii) Consolidated Interest Expense for such period to (b) Consolidated Interest Expense for such period.

                 "CONSOLIDATED INTEREST EXPENSE": for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on the consolidated income statement of the Company and its Subsidiaries for such period.

                 "CONSOLIDATED NET INCOME": for any period, the consolidated net income of the Company and its Subsidiaries for such period determined in accordance with GAAP.

                 "CONSOLIDATED NET WORTH": at a particular date, all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries determined in accordance with GAAP as at such date (other than any amounts (whether positive or negative) included therein in respect of cumulative effect of foreign currency translation).

                 "CONSOLIDATED PRE-TAX INCOME": for any period which such amount is being determined, the earnings from operations before taxes based on income for such period as determined on a consolidated basis for the Company and its consolidated Subsidiaries in accordance with GAAP.

                 "CONSOLIDATED TANGIBLE NET WORTH": at a particular date, the excess, if any, of Consolidated Net Worth over Consolidated Intangibles as at such date.

                 "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                 "DEFAULT": any of the events specified in Section 7, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

                 "DOLLARS" and "$": dollars in lawful currency of the United States of America.

                 "ELIGIBLE ASSIGNEE": any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $500,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (d) the central bank of any country which is a member of the OECD.

                 "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ESCROW ACCOUNT": shall mean the deposit accounts designated in the Escrow Agreement.

                 "ESCROW AGREEMENT": the Escrow Agreement dated as of January 5, 1995 among the Company, the Agent and the Banks.

                 "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements, if any, in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                 "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum at which Chemical is offered Dollar deposits two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations are customarily conducted at or about 10:00 A.M., New York City time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of Chemical to be outstanding during such Interest Period.

                 "EURODOLLAR LOANS": Committed Rate Loans that bear interest for the Interest Period applicable thereto at an interest rate based on the Eurodollar Rate.

                 "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such Interest Period in accordance with the following formula (rounded upwards to the nearest whole multiple of 1/100th of one percent):

                              Eurodollar Base Rate
                     -------------------------------------
                     1.00 - Eurodollar Reserve Requirement

                 "EVENT OF DEFAULT": any of the events specified in Section 7; PROVIDED, HOWEVER, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

                 "EXTENSION REQUEST": each request by the Company made pursuant to subsection 2.21 for the Banks to extend this Agreement, which shall contain the information in respect of such extension specified in Exhibit L and shall be delivered to the Agent in writing.

                 "FINANCIAL INDEBTEDNESS": shall mean (a) any loan, advance of funds, overdraft, or other borrowing, (b) any obligation under leases, conditional sale or other title retention agreements that, in accordance with GAAP, are required to be capitalized, (c) any recourse obligation of the seller protecting the buyer against credit risk in connection with the sale of accounts receivable, leases, rental agreements or other chattel paper, (d) any reimbursement obligation not satisfied substantially contemporaneously with a drawing under any letter of credit, (e) any other financial obligation evidenced by a promissory note or similar instrument, (f) any Guaranty (excluding any Guaranty of performance) of any of the foregoing, or (g) in the case of any preferred stock requiring any mandatory redemption or sinking fund payments prior to the Termination Date, those shares of which that are subject to such requirement; in determining whether any of the foregoing shall constitute Financial Indebtedness it shall be of no consequence that such item does not appear on the liability side of a balance sheet of such Person but instead appears on the asset side of a balance sheet of such Person as a part of net assets of discontinued businesses or of businesses held for sale.

                 "FINANCING LEASE": any obligation of a type described in clause (b) of the definition of Financial Indebtedness.

                 "FUNDED DEBT":  any obligations of a type described in clauses
         (a), (b), (d) or (e) of the definition of Financial Indebtedness.

                 "GAAP": generally accepted accounting principles in effect in the United States of America on the date hereof.

                 "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "GRID BID LOAN NOTE": as defined in subsection 2.5(b)(vi); collectively, the "GRID BID LOAN NOTES".

                 "GUARANTY": as to any Person (the "GUARANTYING PERSON"), any guaranty of indebtedness or other obligation of any other Person or any assurance with respect to the financial condition of any other Person (including, without limitation, any purchase or repurchase agreement, any indemnity or any keep-well, take-or-pay, through-put or other arrangement having the effect of assuring or holding harmless any third Person against loss with respect to any obligation of such other Person), but excluding (a) any agreement or arrangement under which there is no obligation of the Guarantying Person with respect to the indebtedness or other obligations of any other Person, except that the Guarantying Person waives its right to receive or agrees not to accept dividends, returns on capital or other payments from such other Person, or concurs in such other Person's agreement not to pay such amounts, in order to maintain the financial condition of such other Person to induce the extension of credit to such other Person and (b) endorsements of negotiable instruments for deposit or collection in the ordinary course of business.

                 "INDIVIDUAL BID LOAN NOTE": as defined in subsection 2.5(b)(vi); collectively, the "INDIVIDUAL BID LOAN NOTES".


                 "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

                 "INSOLVENT":  pertaining to a condition of Insolvency.

                 "INSURANCE AND OTHER DEBT": the indebtedness of the Company to holders of the Company's 9.17% Senior Notes due 2001.

                 "INTEREST PAYMENT DATE": (a) as to any Reference Rate Loan, the last day of each March, July, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period of one, two or three months, the last day of such Interest Period, and (c) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period of six months, the date which is three (3) months from the first day of such Interest Period and the last day of such Interest Period.

                 "INTEREST PERIOD":  (a) with respect to any Eurodollar Loan,

                          (i) the period commencing on the Borrowing Date or conversion date with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or notice of conversion as provided in subsections 2.3 and 2.4, respectively; and

                          (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         (b) with respect to any Bid Loan, the period commencing on the Bid Loan Date with respect to such Bid Loan and ending on the date not less than 14 nor more than 180 days thereafter, as specified by the Company in such Bid Loan Request;

         PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                          (1)  if any Interest Period pertaining to a
                 Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                          (2) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                          (3) the Company shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan;

                          (4) if any Interest Period pertaining to a Bid Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; and

                          (5) no Interest Period in respect of a Loan shall extend beyond the Termination Date.

                 "LIEN": shall mean (a) any judgment lien or execution, attachment, levy, distraint or similar legal process and (b) any mortgage, pledge, hypothecation, assignment, lien, charge, encumbrance or other security interest of any kind or nature whatsoever (including, without limitation, the interest of the lessor under any capital lease and the interest of the seller under any conditional sale or other title retention agreement), which secures or purports to secure any Financial Indebtedness.

                 "LOANS": the collective reference to the Committed Rate Loans and the Bid Loans.

                 "MAJORITY BANKS": Banks whose Commitment Percentages aggregate at least 50.1%.

                 "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 "NET PROCEEDS" shall mean, with respect to any Net Proceeds Event, (a) the gross cash consideration, and all cash proceeds (as and when received) of non-cash consideration (including, without limitation, any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by the Company and its Subsidiaries in connection with such Net Proceeds Event, MINUS (b) the sum, without duplication, of:

                          (i) for all Net Proceeds Events contemplated by clause (b) of the definition of such term, any taxes which are paid or actually payable to any federal, state, local or foreign taxing authority during the then current or next fiscal year by the Company and its Subsidiaries and are directly attributable to the receipt of such Net Proceeds;

                          (ii) the amount of reasonable and customary fees and commissions (including reasonable investment banking fees), legal, accounting, consulting, survey, title and recording tax expenses and other costs and expenses directly incident to such Net Proceeds Event which are paid or payable by the Company and its Subsidiaries, other than fees and commissions (including, without limitation, consulting and financial services fees) paid or payable to Affiliates and Subsidiaries of the Company (or officers or employees of the Company or any of its Affiliates or Subsidiaries); and

                          (iii) for all Net Proceeds Events contemplated by clause (b) of the definition of such term, the amount of liabilities (other than intercompany liabilities or liabilities owing to any Affiliate or Subsidiary of the Company), if any, which are required to be repaid by the Company or any of its Subsidiaries at the time or as a result of such Net Proceeds Event.

                 "NET PROCEEDS EVENT": shall mean (a) the incurrence by the Company or any of its Subsidiaries of any obligations of the type described in clauses (a) and (e) of Financial Indebtedness in excess of $5,000,000 in any fiscal year; provided that, the incurrence of debt under this Agreement and of up to an additional $10,000,000 at any time under overdraft lines in the ordinary course of business shall not be considered a

         Net Proceeds Event and (b) any Asset Disposition by the Company or any of its Subsidiaries in excess of $4,000,000 in any fiscal year;

                 "NEXUS ACQUISITION": shall mean the acquisition by the Company of certain assets and stock of Nexus Photo Limited pursuant to the Nexus Acquisition Documents.

                 "NEXUS ACQUISITION DOCUMENTS": shall mean (i) the Agreement For the Sale and Purchase of the Northern Ireland Business and European Direct Mail Services Business of Nexus Photo Limited dated as of
         January   , 1995 among Nexus Photo Limited, Nashua Photo Limited,
         Nashua Nederland B.V., Nashua Photo Licensing Inc., Nashua
         Corporation, Nashua Belmont Limited, Nashua Photo International Investments, Inc. and Nashua Photo European Investments, Inc. (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto), and (ii) the Share Transfer Agreement among ColourCare International S.A., Nexus Photo Limited, Nashua Photo International Investments, Inc. and Nashua Photo
         European Investments, Inc. (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto) as each may be amended, supplemented or otherwise modified from time to time;

                 "NOTE PURCHASE AGREEMENTS": any Note Agreement related to the Company's 9.17% Senior Notes due March 20, 2001, as amended by Amendments Nos. 1 through 4 thereto;

                 "NOTES": the collective reference to the Committed Rate Notes and the Bid Notes.

                 "OBJECTING BANK":  as defined in subsection 2.21(a).

                 "OBLIGATIONS": all indebtedness, obligations and liabilities of the Company to the Agent and/or any of the Banks incurred under or arising out of or in connection with this Agreement and the Notes, whether for principal, interest, fees, expenses or otherwise.

                 "PARTICIPANTS":  as defined in subsection 9.6(b).

                 "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                 "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                 "PLAN": at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "PRIOR CREDIT AGREEMENT": shall mean the Credit Agreement, dated as of July 29, 1994, as amended, among the Company, the banks parties thereto and Chemical, as Agent for such Banks.

                 "REFERENCE RATE": at any particular date, the higher of (a) the rate of interest publicly announced by Chemical in New York, New York from time to time as its reference rate and (b) 1/2% above the rate set forth for such date opposite the caption "Federal Funds (Effective)" in the weekly statistical release designated as "H.15
         (519)", or any successor publication, published by the Board of Governors of the Federal Reserve System. The reference rate is not intended to be the lowest rate of interest charged by Chemical in connection with extensions of credit to debtors.

                 "REFERENCE RATE LOANS": Committed Rate Loans that bear interest at an interest rate based upon the Reference Rate.

                 "REGISTER":  as defined in subsection 9.6(e).

                 "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                 "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                 "REQUIREMENT OF LAW": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or Governmental Authority, applicable to or binding upon such Person or any of its property.

                 "RESPONSIBLE OFFICER": as to the Company, the Chairman, the President, the Chief Financial Officer, the Treasurer or the Controller.

                 "SINGLE EMPLOYER PLAN": any Plan which is an "employee pension benefit plan" under ERISA and is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                 "SUBSIDIARY": as to any Person, (i) a corporation, association, trust or other business entity of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and (ii) any partnership of which such Person or any Subsidiary is a general partner or any partnership more than 50% of the equity interests of which are owned, directly or indirectly, by such Person or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                 "TERMINATION DATE": December 31, 1997 or such later date as shall be determined pursuant to subsection 2.21 with respect to non-Objecting Banks or such other date on which the Commitments shall terminate in accordance with the provisions of this Agreement.

                 "TOTAL CAPITALIZATION": for any period, the sum of Consolidated Net Worth and Funded Debt.

                 "TRANCHE": Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall have originally been made on the same day). Tranches may be identified as Eurodollar Tranches.

                 "TRANSFEREES":  as defined in subsection 9.6(g).

                 "TRANSFER EFFECTIVE DATE": as defined in each Commitment Assignment and each Bid Loan Assignment.

                 "TYPE": as to any Committed Rate Loan, its nature as a Reference Rate Loan or Eurodollar Loan, as the case may be.

                 1.2 OTHER DEFINITIONAL PROVISIONS. (a) As used herein, accounting terms not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                 (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.


                 SECTION 2.  THE COMMITTED RATE LOANS; THE BID
                                    LOANS; AMOUNT AND TERMS

                 2.1 THE COMMITTED RATE LOANS. (a) During the Commitment Period, subject to the terms and conditions hereof, each Bank severally agrees to make loans (individually, a "COMMITTED RATE LOAN"; collectively, the "COMMITTED RATE LOANS") to the Company from time to time in an aggregate principal amount at any one time outstanding not to exceed such Bank's Commitment, PROVIDED that no Committed Rate Loan shall be made hereunder if after giving effect thereto the aggregate principal amount of all outstanding Loans would exceed the aggregate amount of the Commitments then in effect. During the Commitment Period, the Company may use the Commitments by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.

                 (b) The Committed Rate Loans may be either (i) Eurodollar Loans, (ii) Reference Rate Loans, or (iii) a combination thereof, as determined by the Company and notified to the Agent in accordance with subsections 2.3 and 2.4, PROVIDED that no Committed Rate Loan shall be made as a Eurodollar Loan after the date that is one month prior to the Termination Date.

                 (c) Upon the release of the funds deposited in the Escrow Account pursuant to Section 3 of the Escrow Agreement, the Dollar amount initially transferred by the Banks to the Escrow Account shall automatically be deemed outstanding under this Agreement as Reference Rate Loans. For purposes of calculating interest and commitment fees, such Loans shall be deemed to have been outstanding from the date the funds were deposited by the Banks in the Escrow Account.

                 2.2 COMMITTED RATE NOTES. Committed Rate Loans made by each Bank shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A with appropriate insertions (a "COMMITTED RATE NOTE"), payable to the order of such Bank and representing the obligation of the Company to pay the lesser of (a) the amount of the initial Commitment of such Bank and (b) the aggregate unpaid principal amount of all Committed Rate Loans made by such Bank to the Company. Each Bank is hereby authorized to record the date, Type and amount of each Committed Rate Loan made by such Bank, the maturity date thereof, the date and amount of each payment or prepayment of principal thereof and the interest rate with respect thereto on the schedule annexed to and constituting a part of its Committed Rate Note, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded; PROVIDED, HOWEVER, that the failure to make any such recordation shall not affect the obligations of the Company hereunder or under such Committed Rate Note. Each Committed Rate Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Termination Date, and (iii) bear interest for the period from the Borrowing Date thereof until payment in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in subsection 2.11.

                 2.3 PROCEDURE FOR COMMITTED RATE LOAN BORROWING. Subject to the terms and conditions of this Agreement, the Company may borrow Committed Rate Loans during the Commitment Period on any Business Day PROVIDED, HOWEVER, that the Company shall give the Agent irrevocable notice thereof (which notice must be received by the Agent (i) prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, and (ii) prior to 11:00 A.M., New York City time, on the requested Borrowing Date, in the case of Reference Rate Loans). Each such notice shall be given in writing, by telex or by facsimile transmission substantially in the form of Exhibit D (with appropriate insertions) or shall be given by telephone (specifying the information set forth in Exhibit D) promptly confirmed by notice given in writing, by telex or by facsimile transmission substantially in the form of Exhibit

D (with appropriate insertions). On the day of receipt of any such notice from the Company, the Agent shall promptly notify each Bank thereof. Subject to subsection 2.4 below, each Bank will make the amount of its share of each borrowing available to the Agent for the account of the Company at the office of the Agent set forth in subsection 9.2 at 11:00 A.M. (or 3:00 P.M., in the case of Reference Rate Loans), New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Agent as the Agent may direct. The proceeds of all such Committed Rate Loans will then be made available to the Company by the Agent at the office of the Agent specified in subsection 9.2 by crediting the account of the Company on the books of such office of the Agent with the aggregate of the amount made available to the Agent by the Banks and in like funds as received by the Agent.

                 2.4 CONVERSION AND CONTINUATION OPTIONS. (a) The Company may elect from time to time to convert Eurodollar Loans to Reference Rate Loans by giving the Agent prior irrevocable notice prior to 11:00 A.M. on any Business Day of such election, PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Reference Rate Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Bank thereof. All or any part of outstanding Eurodollar Loans and Reference Rate Loans may be converted as provided herein, provided that (i) no Reference Rate Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Agent or the Majority Banks have determined that such a conversion is not appropriate and
(ii) no Reference Rate Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

                 (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent or the Majority Banks have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 2.10 would be contravened or (iii) after the date that is one month prior to the Termination Date; and PROVIDED, FURTHER, that if the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Reference Rate Loans on the last day of such then expiring Interest Period.

                 2.5 THE BID LOANS. (a) The Company may borrow Bid Loans from time to time on any Business Day during the period from the Closing Date until the date occurring 14 days prior to the Termination Date in the manner set forth in this subsection 2.5 and in amounts such that the aggregate principal amount of all Loans at any time outstanding shall not exceed the aggregate amount of the Commitments at such time, PROVIDED, HOWEVER, that the aggregate principal amount of the outstanding Bid Loans of a Bank may (but shall not be required to) exceed its Commitment.

                 (b)(i) The Company shall request Bid Loans by giving telephone notice (to be immediately confirmed by delivering a Bid Loan Request) to the Agent, not later than 10:30 A.M. (New York City time) one Business Day prior to the proposed Bid Loan Date. Each Bid Loan Request may solicit bids for Bid Loans in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and for not more than three alternative Interest Periods for such Bid Loans. The Interest Period for each Bid Loan shall end not less than 14 days nor more than 180 days after the Bid Loan Date therefor (and in any event subject to the proviso to the definition of "Interest Period" in subsection 1.1). The Agent shall promptly notify each Bank by telex or facsimile transmission of the contents of each Bid Loan Request received by it.

                 (ii) Upon receipt of notice from the Agent of the contents of a Bid Loan Request, any Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans at a rate or rates of interest for each such Bid Loan determined by such Bank in its sole discretion. Any such irrevocable offer shall be made by giving telephone notice (to be immediately confirmed by delivering a Bid Loan Offer) to the Agent before 9:30 A.M. (New York City time) on the proposed Bid Loan Date, setting forth the maximum amount of Bid Loans for each Interest Period, and the aggregate maximum amount for all Interest Periods, which such Bank would be willing to make (which amount may, subject to subsection 2.5(a), exceed such Bank's Commitment) and the rate or rates of interest at which such Bank is willing to make each such Bid Loan; the Agent shall advise the Company before 10:00 A.M. (New York City time) on the proposed Bid Loan Date of the contents of each such Bid Loan Offer received by it. If the Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall advise the Company of the contents of its Bid Loan Offer before 9:15 A.M. (New York City time) on the proposed Bid Loan Date.

                 (iii) The Company shall before 10:25 A.M. (New York City time) on the proposed Bid Loan Date either, in its absolute discretion:

                 (A) cancel such Bid Loan Request by giving the Agent telephone notice to that effect, or

                 (B) accept one or more of the offers made by any Bank or Banks pursuant to clause (ii) above by giving telephone notice to the Agent (to be immediately confirmed by delivery to the Agent of a Bid Loan Confirmation) of the amount of Bid Loans for each relevant Interest Period to be made by each Bank (which amount shall be equal to or less than the maximum amount for such Interest Period specified in the Bid Loan Offer of such Bank, and for all Interest Periods included in such Bid Loan Offer shall be equal to or less than the aggregate maximum amount specified in such Bid Loan Offer for all such Interest Periods) and reject any remaining offers made by

         Banks pursuant to clause (ii) above; PROVIDED, HOWEVER, that (x) the Company may not accept offers for Bid Loans for any Interest Period in an aggregate principal amount in excess of the maximum principal amount requested for such Interest Period in the related Bid Loan Request, (y) if the Company accepts any of such offers, it must accept offers strictly based upon pricing for such relevant Interest Period and no other criteria whatsoever and (z) if two or more Banks submit offers for any Interest Period at identical pricing and the Company accepts any of such offers but does not wish to borrow the total amount offered by such Banks with such identical pricing, the Company shall accept offers from all of such Banks in amounts allocated among thempro rata according to the amounts offered by such Banks (or as nearly pro rata as shall be practicable, after giving effect to the requirement that Bid Loans made by a Bank on a Bid Loan Date for each relevant Interest Period shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, it being agreed that to the extent that it is impossible to make allocations in accordance with the provisions of this clause (B) such allocations shall be made in accordance with the instructions of the Company).

                 (iv) If the Company notifies the Agent that a Bid Loan Request is cancelled pursuant to clause (iii)(A) above, the Agent shall give prompt telephone notice thereof to the Banks, and the Bid Loans requested thereby shall not be made.

                 (v) If the Company accepts pursuant to clause (iii)(B) above one or more of the offers made by any Bank or Banks, the Agent shall notify each Bank which has made such an offer before 10:55 A.M. (New York City time) on the Bid Loan Date of the aggregate amount of such Bid Loans to be made on such Bid Loan Date for each Interest Period and of the acceptance or rejection of any offers to make such Bid Loans made by such Bank. Each Bank which is to make a Bid Loan shall, before 12:00 Noon (New York City time) on the Bid Loan Date specified in the Bid Loan Request applicable thereto, make available to the Agent at its office set forth in subsection 9.2 the amount of Bid Loans to be made by such Bank, in immediately available funds. The Agent will make such funds available to the Company as soon as practicable on such date at the Agent's aforesaid address. As soon as practicable after each Bid Loan Date, the Agent shall notify each Bank of the aggregate amount of Bid Loans advanced on such Bid Loan Date, the respective Interest Periods therefor and the range of bids received on such date.

                 (vi) Bid Loans made by each Bank shall be evidenced by a promissory note of the Company substantially in the form of Exhibit B with appropriate insertions (a "GRID BID LOAN NOTE") or (pursuant to the terms of subsection 2.5(b)(vii)), by a promissory note of the Company in the form of Exhibit C with appropriate insertions (an "INDIVIDUAL BID LOAN NOTE"). Each Grid Bid Loan Note shall represent the obligation of the Company to pay the lesser of (i) the Commitments, and (ii) the aggregate unpaid principal amount of all Bid Loans made by such Bank (other than those evidenced by an Individual Bid Loan Note) to the Company. Each Bank is hereby authorized to record the date and amount of each Bid Loan made by such Bank, the maturity date thereof, the date of payment thereof and the interest rate with respect thereto on the schedule annexed to and constituting a part of its Grid Bid Loan Note, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded; PROVIDED, HOWEVER, that the failure to make any such recordation shall not affect the obligations of the Company hereunder or under such Grid Bid Loan Note. Each Grid Bid Loan Note shall be dated the Closing Date.

                 (vii) Amounts advanced by a Bank on a Bid Loan Date which have the same Interest Period and interest rate shall be deemed to constitute one Bid Loan so long as such amounts remain evidenced by the Grid Bid Loan Note of such Bank. Any such Bank that wishes such amounts to constitute more than one Bid Loan and to have each such Bid Loan evidenced by an Individual Bid Loan Note shall notify the Agent and the Company by telex or facsimile transmission of the respective principal amounts of the Bid Loans (which principal amounts shall not be less than $5,000,000 for any of such Bid Loans) to be evidenced by each such Individual Bid Loan Note. Not later than three Business Days after receipt of such notice, the Company shall deliver to such Bank an Individual Bid Loan Note payable to the order of such Bank in the principal amount of each such Bid Loan and otherwise conforming to the requirements of this Agreement. Upon receipt of such Individual Bid Loan Note, such Bank shall endorse on the Schedule attached to its Grid Bid Loan Note the transfer of such Bid Loan from such Grid Bid Loan Note to such Individual Bid Loan Note.

                 (c) Within the limits and on the conditions set forth in this subsection 2.5, the Company may from time to time borrow under this subsection 2.5, repay pursuant to paragraph (d) below, and reborrow under this subsection 2.5.

                 (d) The Company shall repay to the Agent for the account of each Bank which has made a Bid Loan (or the Bid Loan Assignee in respect thereof, as the case may be) on the last day of the Interest Period for each Bid Loan (such Interest Period being that specified by the Company for repayment of such Bid Loan in the related Bid Loan Request) the then unpaid principal amount of such Bid Loan. The Company shall not have the right to prepay any principal amount of any Bid Loan.

                 (e) The Company shall pay interest on the unpaid principal amount of each Bid Loan from the applicable Bid Loan Date to the stated maturity date thereof, at the rate of interest determined pursuant to paragraph
(b) above (calculated on the basis of a 360 day year for actual days elapsed), payable on the interest payment date or dates specified by the Company for such Bid Loan in the related Bid Loan Request as provided in the Bid Note evidencing such Bid Loan. If all or a portion of the principal amount of any Bid Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Bank under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the Reference Rate until paid in full (as well after as before judgment).

                 2.6 FEES. (a) The Company agrees to pay to the Agent, for the ratable accounts of the Banks based upon their respective Commitment Percentages, a fee equal to .10% of the aggregate Commitments payable on the Closing Date.

                 (b) The Company agrees to pay to the Agent for the ratable accounts of the Banks based upon their respective Commitment Percentages commitment fees from and including the date hereof to but excluding the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date (or such earlier date on which the Commitments shall terminate as provided herein), commencing on the first of such dates to occur after the date hereof, (i) computed at the rate of
 .3125% per annum on each Bank's Commitment Percentage of the average daily unused amount of the Commitments less the daily average principal amount of Bid Loans outstanding during the period for which payment is being made, and (ii) computed at the rate of .25% per annum on each Bank's Commitment Percentage of the daily average principal amount of the Bid Loans outstanding during the period for which payment is being made.

                 (c) The Company agrees to pay to the Agent the fees in the amounts and on the dates specified in the letter agreement between them dated December 22, 1994.

                 2.7 COMMITMENT REDUCTIONS. The Company shall have the right to terminate or reduce the unused portion of the Commitments at any time or from time to time on or prior to the Termination Date upon not less than five Business Days' prior notice by the Company to the Agent (which shall notify the Banks thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall be in a minimum amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Agent, PROVIDED that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Committed Rate Loans made on the effective date thereof, the then outstanding aggregate unpaid principal amount of all Loans would exceed the amount of the Commitments then in effect.

                 (b) The Commitments once terminated or reduced pursuant to this subsection 2.7 may not be reinstated.

                 2.8 OPTIONAL PREPAYMENT. The Company may, upon five Business Days' irrevocable notice to the Agent (which shall notify the Banks thereof as soon as practicable), prepay Committed Rate Loans. If any Committed Rate Loan shall be prepaid on any day other than the last day of the Interest Period applicable thereto, the Company shall, on the date of such payment, also pay all interest accrued on such Loan to the date of such payment and all amounts payable pursuant to subsection 2.18 in connection therewith.

                 2.9 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS. (a) Upon the occurrence of a Net Proceeds Event, the Company shall reduce the Commitments by an amount equal to (i) in the case of a Net Proceeds Event contemplated by clause (a) of the definition of such term, 100% of the Net Proceeds thereof, within one Business Day following receipt thereof by the Company or any of its Subsidiaries, and (ii) in the case of a Net Proceeds Event contemplated by clause (b) of the definition of such term, 50% of the Net Proceeds, effective not later than the first day of the tenth month following such Asset Disposition; provided however, that to the extent the Net Proceeds from any Asset Disposition are used prior to such date, to finance the acquisition of the assets or capital stock of any entity in the same line of business as the Company or any of its Subsidiaries which is not prohibited pursuant to the terms of this Agreement, no reduction shall be required. Any reduction shall be accompanied by prepayment by the Company of an amount equal to the excess, if any of the aggregate amount of Loans then outstanding over the amount of the Commitments after giving effect to such reduction and each such reduction shall permanently reduce the Commitments then in effect.

                 (b) If, as a result of the making of any payment required to be made pursuant to this subsection 2.9 the Company would incur costs pursuant to subsection 2.18, it may deposit the amount of such payment with the Agent, for the benefit of the Banks, in a cash collateral account, until the end of the applicable Interest Period at which time such payment shall be made. The Company hereby grants to the Agent, for the benefit of the Banks, a security interest in all amounts from time to time on deposit in such cash collateral account and expressly waive all rights (which rights the Company hereby acknowledges and agrees are vested exclusively in the Agent) to exercise dominion or control over any such amounts. Upon written instruction from the Company, the Agent shall invest the funds on deposit in such cash collateral account for the account of the Company in obligations issued or guaranteed by the United States Government.

                 2.10 MINIMUM PRINCIPAL AMOUNT AND MAXIMUM NUMBER OF EURODOLLAR TRANCHES. All borrowings, conversions, payments and prepayments in respect of Committed Rate Loans shall be in such amounts and be made pursuant to such elections so that after giving effect thereto each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and the number of Eurodollar Tranches shall not exceed five.

                 2.11 LOAN INTEREST RATES AND PAYMENT DATES. (a) The Eurodollar Loans shall bear interest for the period from the date thereof until the stated maturity thereof on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for the Interest Period therefor plus the Applicable Margin.

                 (b) The Reference Rate Loans shall bear interest on the unpaid principal amount thereof for each day during the period from the date thereof until the payment in full thereof at a fluctuating rate per annum equal to the Reference Rate for such day PLUS the Applicable Margin.

                 (c) If all or a portion of the principal amount of any of the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Loan and unpaid interest accrued thereon (i) shall bear interest at a rate per annum which is 2% above the Reference Rate, from the date when such amount is due until the date on which such amount is paid in full and (ii) shall, if such Loan is a Eurodollar Loan, be converted to a Reference Rate Loan at the end of the Interest Period applicable thereto.

                 (d) Interest on each Committed Rate Loan shall be payable in arrears on each Interest Payment Date.

                 2.12 COMPUTATION OF INTEREST AND FEES. (a) Interest payable hereunder with respect to Reference Rate Loans shall be calculated on the basis of a year of 365/6 days for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Agent shall notify the Company and the Banks of each determination of a Eurodollar Rate on the Business Day of the determination thereof. Any change in the interest rate on a Committed Rate Loan resulting from a change in the Applicable Margin, the Eurocurrency Reserve Requirements, or the Reference Rate shall become effective as of the opening of business on the day on which such Applicable Margin changes as provided herein or such change in the Reserve Percentage, the Eurocurrency Reserve Requirements or Reference Rate shall become effective. The Agent shall as soon as practicable notify the Company and the Banks of the effective date and the amount of each such change.

                 (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

                 2.13 PRO RATA TREATMENT AND PAYMENTS. Each borrowing by the Company of Committed Rate Loans and any reduction of the Commitments shall be made PRO RATA according to the respective Commitment Percentages of the Banks. Each payment by the Company under this Agreement or any Note shall be applied, FIRST, to any fees then due and owing pursuant to subsection 2.6, SECOND, to interest then due and owing by the Company in respect of the Notes and, THIRD, to principal then due and owing by the Company hereunder and under the Notes. Each payment by the Company on account of any fees pursuant to subsection 2.6 shall be made PRO RATA in accordance with the respective amounts due and owing. Each payment (other than prepayments) by the Company on account of principal of and interest on the Loans shall be made PRO RATA according to the respective amounts due and owing by the Company. Each prepayment on account of principal of the Loans shall be applied, FIRST, to the Committed Rate Loans, PRO RATA according to the respective amounts outstanding of the Company and, SECOND, to Bid Loans, PRO RATA according to the respective amounts outstanding of the Company; PROVIDED, that nothing herein shall be deemed to permit optional prepayments on account of Bid Loans. All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without setoff or counterclaim and shall be made to the Agent for the account of the Banks at the Agent's office specified in subsection 9.2 in Dollars and in immediately available funds. The Agent shall distribute such payments to the Banks entitled thereto promptly upon receipt in like funds as received. If any payment hereunder of fees or principal of or interest on Reference Rate Loans or Bid Loans becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable during such extension at the rate then applicable hereunder.

                 2.14 NON-RECEIPT OF FUNDS BY THE AGENT. (a) Unless the Agent shall have been notified by a Bank prior to the date of the Committed Rate Loan or Loans to be made by such Bank (which notice shall be effective as to the Agent upon receipt) that such Bank does not intend to make the proceeds of such Committed Rate Loan or Loans available to the

Agent, the Agent may assume that such Bank has made such proceeds available to the Agent on such date, and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Company a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average federal funds rate during such period as quoted by the Agent, times (ii) the amount of such Bank's Commitment Percentage of such borrowing, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection 2.14 shall be conclusive, absent manifest error. If such Bank's Commitment Percentage is not in fact made available to the Agent by such Bank within three Business Days of such Borrowing Date, the Agent shall as soon as practicable thereafter notify the Company thereof, and the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Reference Rate Loans hereunder, on demand, from the Company.

                 (b) Unless the Agent shall have been notified by the Company prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Company does not intend to make such payment, the Agent may assume that the Company has made such payment when due, and the Agent may in reliance upon such assumption (but shall not be required to) make available to each Bank on such payment date an amount equal to the portion of such assumed payment to which such Bank is entitled hereunder, and if the Company has not in fact made such payment to the Agent, such Bank shall, on demand, repay to the Agent the amount made available to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Bank and ending on (but excluding) the date such Bank repays such amount to the Agent, at a rate per annum equal to the Agent's cost of obtaining overnight funds in the federal funds market in New York on each such day.

                 (c) A certificate of the Agent submitted to the Company or any Bank with respect to any amount owing under this subsection shall be conclusive absent manifest error.

                 2.15 INABILITY TO DETERMINE INTEREST RATE. Notwithstanding any other provision of this Agreement, if (i) Chemical is not, for any reason whatsoever, being quoted a rate referred to in the definition of Eurodollar Base Rate or (ii) the Majority Banks shall determine (which determination shall be conclusive) that the rate quoted by Chemical for the purpose of computing the Eurodollar Base Rate does not adequately and fairly reflect the cost to such Banks of funding Eurodollar Loans that the Company has requested be made on a given Borrowing Date, the Agent shall forthwith give telex notice of such determination, confirmed in writing, to the Company and the Banks at least two Business Days prior to the requested Borrowing Date for such Eurodollar Loans. Unless the Company shall have notified the Agent upon receipt of such telex or telephone notice that it wishes to rescind or modify its request regarding such Eurodollar Loans, any requested Eurodollar Loans shall be made as Reference Rate Loans. Until any such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made.

                 2.16 ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Requirement of Law or any change therein or in the interpretation or application thereof by the relevant Governmental Authority or any Bank shall make it unlawful for such Bank to make Eurodollar Loans as contemplated by this Agreement or to obtain in the interbank eurodollar market the funds with which to make such Loans, (a) such Bank shall promptly notify the Agent and the Company thereof, (b) the commitment of such Bank hereunder to make Eurodollar Loans shall forthwith be cancelled and (c) such Bank's Committed Rate Loans then outstanding as Eurodollar Loans, if any, shall be repaid and reborrowed on the Interest Payment Date for such Loans, or within such earlier period as required by law, as Reference Rate Loans. The Company agrees promptly to pay any Bank, upon its demand, any additional amounts necessary to compensate such Bank for actual and direct costs reasonably incurred by such Bank in making any repayment in accordance with this subsection 2.16 including, but not limited to, any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of manifest error. Each Bank agrees to use reasonable efforts to avoid or to minimize any amounts which may otherwise be payable pursuant to this subsection; PROVIDED, HOWEVER, that such efforts shall not cause the imposition on such Bank of any additional costs or legal or regulatory burdens deemed by such Bank to be material.

                 2.17 REQUIREMENTS OF LAW. (a) In the event that any change in any Requirement of Law or in the interpretation or application of any Requirement of Law by the relevant Governmental Authority or any Bank after the date hereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                    (i) does or shall subject such Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Bank of principal, fees, interest or any other amount payable hereunder (except for taxes covered by subsection 2.19 and changes in the rate of tax on the overall net income of such Bank);

                    (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other extensions of credit extended by, or any other acquisition of funds by, any office of such Bank which is not otherwise included in the determination of the Eurodollar Rate hereunder;

                   (iii)  shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company agrees to promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such cost or reduced amount receivable. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of manifest error. Each Bank agrees to use reasonable efforts to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this subsection; PROVIDED, HOWEVER, that such efforts shall not cause the imposition on such Bank of any additional costs or legal or regulatory burdens deemed by such Bank to be material.

                 (b) In the event that any Bank shall have determined that any change in any Requirement of Law regarding capital adequacy, or any change in the interpretation or application of any such Requirement of Law or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof, does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Company agrees to pay to such Bank such additional amount as shall be certified by such Bank as being required to compensate it for such reduction.

                 (c) The agreements in this subsection shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

                 2.18 INDEMNITY. The Company hereby agrees to indemnify each Bank and to hold such Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Eurodollar Loan by such Bank, (b) default by the Company in making a borrowing after the Company has given a notice in accordance with subsection 2.3 or a notice in accordance with paragraph 2.5(b)(ii) which has not been revoked in accordance with clause 2.5(b)(iii)(A), (c) default by the Company in making any prepayment after the Company has given a notice in accordance with subsection 2.8 and/or (d) the making by the Company of a prepayment of a Eurodollar Loan on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this subsection submitted by any Bank, through the Agent, to the Company shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

                 2.19 TAXES. (a) All payments made by the Company under this Agreement and the Notes shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Bank, net income and franchise taxes based upon net income imposed on the Agent or such Bank, as the case may be, by the jurisdiction under the laws of which it is organized or in which is located any office from or at which such Bank is making or maintaining its Loan, or any political subdivision or taxing authority thereof or therein, (all such non-excluded taxes, levies, imposts, duties, deductions, charges, fees or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Agent, for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt or other documentary evidence received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure.

                 (b) Prior to the first Interest Payment Date each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Company and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank which delivers to the Company and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Company and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                 (c) Each Bank agrees to use reasonable efforts to avoid or to minimize any amounts which might otherwise be payable pursuant to this subsection; PROVIDED, HOWEVER, that such efforts shall not cause the imposition on such Bank of any additional costs or legal or regulatory burdens deemed by such Bank to be material.

                 (d) The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                 2.20 USE OF PROCEEDS. The Company agrees that the proceeds of the initial Loans shall be used to pay in full the Financial Indebtedness of the Company outstanding on the Closing Date under the Prior Credit Agreement, if any. The proceeds of subsequent Loans shall be used for working capital, other general corporate purposes of the Company and the Nexus Acquisition.

                 2.21 EXTENSION OF TERMINATION DATE. (a) No later than one year prior to the Termination Date then in effect, provided that no Default or Event of Default shall have occurred and be continuing, the Company may request an extension of such Termination Date by submitting to the Agent an Extension Request containing the information in respect of such extension specified in Exhibit L, which the Agent shall promptly furnish to each Bank. If the Majority Banks shall approve in writing the extension of the Termination Date requested in such Extension Request, the Termination Date shall automatically and without any further action by any Person be extended for the period specified in such Extension Request; PROVIDED that (i) each extension pursuant to this subsection 2.21 shall be for a maximum of one year, (ii) after giving effect to any extension, the Termination Date shall not be more than five years after the date of such extension and (iii) the Commitment of any Bank which does not consent in writing to such extension within 30 days of its receipt of such Extension Request (an "OBJECTING BANK") shall, unless earlier terminated in accordance with this Agreement, expire on the Termination Date in effect on the date of such Extension Request. If, within 30 days of their receipt of an Extension Request, the Majority Banks shall not approve in writing the extension of the Termination Date requested in such Extension Request, the Termination Date shall not be extended pursuant to such Extension Request. The Agent shall promptly notify (y) the Banks and the Company of any extension of the Termination Date pursuant to this subsection 2.21 and (z) the Company and any other Bank of any Bank which becomes an Objecting Bank.

                 (b) Any Objecting Bank the Commitment of which shall expire prior to any extended Termination Date shall, subject to subsection 2.21(c), have its Committed Rate Loans prepaid in full on such expiration date, together with accrued interest thereon, and shall have any accrued and unpaid commitment fee and all other Obligations payable to it hereunder paid on the first date to occur following such expiration date on which the fees referred to in subsection 2.6(b) are payable to the non-Objecting Banks or, if such fees shall be so payable on such expiration date, such unpaid commitment fee and Obligations shall be paid on such expiration date.

                 (c) The Company shall have the right, so long as no Default or Event of Default has occurred and is then continuing, upon giving notice to the Agent and an Objecting Bank in accordance with subsection 2.8, to prepay in full the Committed Rate Loans of such Objecting Bank, together with accrued interest thereon, any accrued and unpaid commitment fee and all other Obligations payable to it hereunder and/or, upon giving not less than three Business Days' notice to such Objecting Bank and the Agent, to cancel the whole or part of the Commitment of such Objecting Bank.


                 SECTION 3.  REPRESENTATIONS AND WARRANTIES

                 To induce the Banks to enter into this Agreement and to make the Loans herein provided for, the Company hereby represents and warrants to the Agent and to each Bank that:

                 3.1 FINANCIAL CONDITION. (a) The audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1993 and the related audited consolidated statements of income and retained earnings and of changes in cash flow for the year then ended, accompanied by the opinions of Price Waterhouse dated February 1, 1994 and March 1, 1994, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and changes in cash flow for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at September 30, 1994 and the related unaudited consolidated statements of income and of cash flows for the nine- month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved (except as disclosed therein).

                 3.2 NO CHANGE. Since September 30, 1994, there has been no material adverse change in the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

                 3.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except, in the case of clauses (c) or (d) above, to the extent that the failure to comply therewith would not be reasonably likely, in the aggregate, to have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole. Schedule 3.3 correctly sets forth the ownership interests of the Company in each of its Subsidiaries and the Company has no Subsidiary not shown on Schedule 3.3.

         3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Company has full power and authority and the legal right to make, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of this Agreement, or the Notes or with the validity or enforceability of this Agreement or the Notes against the Company. This Agreement has been duly executed and delivered on behalf of the Company. This Agreement will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The Company has full power and authority and the legal right to make, deliver and perform the Notes and to borrow hereunder and has taken all necessary action to authorize the borrowings contemplated by this Agreement on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of the Notes. On the Closing Date, each Committed Rate Note and Grid Bid Loan Note, and on the date of delivery thereof, each Individual Bid Loan Note, will have been duly executed and delivered on behalf of the Company and will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 3.5 NO LEGAL BAR; NO DEFAULT. The execution, delivery and performance of this Agreement and the Notes, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Company or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation. Neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could be materially adverse to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole. No Default or Event of Default has occurred and is continuing.

                 3.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Company threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement or the Notes or any Loan or any of the transactions contemplated hereby, or (b) which has any reasonable likelihood of having a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

                 3.7 INVESTMENT COMPANY ACT. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                 3.8 FEDERAL REGULATIONS. No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

                 3.9 ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all benefit obligations under each Single Employer Plan maintained by the Company or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date, exceed the value of the assets of each such Plan allocable to such obligations by an amount in excess of $7,500,000. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and the liability to which the Company or any Commonly Controlled Entity would become subject under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date hereof is not in excess of $0. No such Multiemployer Plan is in Reorganization or Insolvent.

                 3.10 NEXUS ACQUISITION DOCUMENTS. As of the Closing Date the Agent and each Bank has received complete and correct copies of each of the Nexus Acquisition Documents (including, without limitation, all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. Each Nexus Acquisition Document to which the Company or any of its Subsidiaries is a party has been duly executed and delivered by the Company or such Subsidiary, as the case may be, and to the best knowledge of the Company and each of its Subsidiaries, each Nexus Acquisition Document has been duly executed and delivered by the parties thereto other than the Company and its Subsidiaries and is in full force and effect. The representations and warranties of the Company and each of its Subsidiaries contained in each Nexus Acquisition Document to which the Company or such Subsidiary, as the case may be, is a party are true and correct in all material respects on the date hereof and will be true and correct in all material respects on the Closing Date, and the Agent and each Bank shall be entitled to rely upon such representations and warranties with the same force and effect as if they were incorporated in this Credit Agreement and made to each Bank directly. To the best knowledge of the Company and each of its Subsidiaries, the representations and warranties of each other party to each Nexus Acquisition Document contained therein are true and correct in all material respects on the date hereof and on the Closing Date as if made on and as of the date hereof and the Closing Date, such knowledge qualification being given only with respect to parties to the Nexus Acquisition Documents other than the Company and its Subsidiaries.

                 SECTION 4.  CONDITIONS PRECEDENT

                 4.1 CONDITIONS TO INITIAL LOANS. The obligation of each Bank to make its initial Loan hereunder is subject to the satisfaction of the following conditions precedent:

                 (a) EXECUTION OF AGREEMENT. The Agent shall have received one or more counterparts of this Agreement, executed by a duly authorized officer of each party hereto.

                 (b) NOTES. The Agent shall have received for the account of each Bank a Committed Rate Note and a Grid Bid Loan Note from the Company conforming to the requirements hereof and executed by a duly authorized officer of the Company, and the Agent shall promptly forward such Notes to the appropriate Banks.


                 (c) OFFICERS' CERTIFICATE. The Agent shall have received, with a counterpart for each Bank, an Officers' Certificate of the Company, dated the Closing Date, substantially in the form of Exhibit I with appropriate insertions, executed by a Responsible Officer of the Company.

                 (d) ASSISTANT SECRETARY'S CERTIFICATE. The Agent shall have received, with a counterpart for each Bank, a certificate of the Assistant Secretary of the Company dated the Closing Date, substantially in the form of Exhibit J with appropriate insertions and attachments.

                 (e) LEGAL OPINION OF COUNSEL TO THE COMPANY. The Agent shall have received, with a copy for each Bank, an opinion of Paul Buffum, Secretary and Counsel of the Company, dated the Closing Date and addressed to the Agent and the Banks, substantially in the form of Exhibit K. Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Agent shall reasonably require.

                 (f) FEES. The Agent shall have received the fees to be received on the Closing Date in connection with this Agreement.

                 (g) CONDITIONS PRECEDENT UNDER ESCROW AGREEMENT. The conditions precedent in Section 2 of the Escrow Agreement shall have been satisfied.

                 (h) ADDITIONAL MATTERS. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and its counsel.

                 4.2 CONDITIONS TO ALL LOANS. The obligation of each Bank to make any Loan to be made by it hereunder (including the initial Loan) is subject to the satisfaction of the following conditions precedent on the date of making such Loan:

                 (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company herein or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith shall be correct on and as of the date of such Loan as if made on and as of such date.

                 (b) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan to be made on such date.

                 (c) ADDITIONAL CONDITIONS TO BID LOANS. If such Loan is made pursuant to subsection 2.5, all conditions set forth in such subsection shall have been satisfied.

                 Each acceptance by the Company of a Loan shall be deemed to constitute a representation and warranty by the Company as of the date of such Loan that the applicable conditions in paragraphs (a), (b) and (c) of this subsection have been satisfied.


                 SECTION 5.  AFFIRMATIVE COVENANTS

                  The Company hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to the Agent or any Bank hereunder, the Company shall and, in the case of subsections 5.3, 5.4, 5.5 and 5.6, shall cause each of its Subsidiaries to:

                 5.1  FINANCIAL STATEMENTS.  Furnish to the Agent and each Bank:

                 (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and changes in cash flow for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing not unacceptable to the Banks;

                 (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and retained earnings of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through such date and cash flows of the Company and its consolidated Subsidiaries for such date, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                 5.2  CERTIFICATES; OTHER INFORMATION.  Furnish to each Bank:

                 (a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a), (b), (c) and (d), a certificate of a Responsible Officer stating that, to the best of such officer's knowledge, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; each certificate delivered pursuant to this subsection 5.2(a) shall be accompanied by a schedule setting forth computations as of the date of the relevant financial statements of each of the financial covenants specified in subsections 6.1(a) through (d), 6.2 (stating the principal amount of indebtedness which is secured by permitted Liens), 6.3, 6.4, and 6.5 and of the total amount of Asset Dispositions made subsequent to July 1, 1994;

                 (b) within five Business Days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                 (c) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

                 5.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent and any additional costs are imposed as a result thereof, as the case may be, all its material obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

                 5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by the Company and its Subsidiaries taken as a whole and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses, qualifications, permits and franchises necessary or desirable in the normal conduct of its businesses; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole and could not adversely affect the ability of the Company to perform its obligations under this Agreement and the Notes.

                 5.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Bank, upon written request, full information as to the insurance carried; PROVIDED, HOWEVER, that the Company may maintain self insured plans to the extent companies of similar size and in similar businesses do so.

                 5.6   INSPECTION OF PROPERTY; BOOKS AND RECORDS;
Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit representatives of any Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

                 5.7 NOTICES. Promptly give notice to the Agent (which shall promptly transmit such notice to each Bank):

                 (a) of the occurrence of any Event of Default or any Default, such notice to be accompanied by a certificate of a Responsible Officer specifying the nature of such event, the period of existence thereof and what action the Company proposes to take with respect thereto;

                 (b) of any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or
         (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole or would have an adverse effect on the ability of the Company to perform its obligations under this Agreement and the Notes;

                 (c) of any material litigation or proceeding affecting the Company or any of its Subsidiaries;

                 (d) of any material adverse change in the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole or of any event which could adversely affect the ability of the Company to perform its obligations under this Agreement and the Notes.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.


                 SECTION 6.  NEGATIVE COVENANTS

                 The Company hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to the Agent or any Bank hereunder, the Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

                 6.1   FINANCIAL CONDITION COVENANTS.

                 (a) CONSOLIDATED INTEREST COVERAGE RATIO. At the last day of each fiscal quarter, permit the Consolidated Interest Coverage Ratio for the period of four consecutive fiscal quarters ending on such day (or in the case of December 31, 1994 and March 31, 1995, the six- and nine-month periods, respectively, ending on such dates) to be less than the ratio set forth below opposite such quarter:


          Quarter                                               Ratio
          -------                                               -----
Fourth quarter 1994                                          3.00 to 1.00
First quarter 1995                                           2.50 to 1.00
Second quarter 1995                                          2.75 to 1.00
Third quarter 1995 and thereafter                            3.00 to 1.00


                 (b) CONSOLIDATED TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth at any time to be less than an amount equal to $51,000,000 plus the sum of (i) 50% of Consolidated Net Income arising after December 31, 1994 and computed on a cumulative basis (without any deduction, however, for any fiscal quarter for which Consolidated Net Income is negative) through the end of the fiscal quarter immediately preceding the date of determination and
(ii) the net proceeds paid to the Company of any offering of any shares of capital stock of the Company from the Closing Date and through the end of the fiscal quarter immediately preceding the date of determination (including any such proceeds derived from the issuance of shares of capital stock of the Company as a result of the exercise of stock options of the Company or from the conversion of debt securities of the Company).

                 (c) FUNDED DEBT TO TOTAL CAPITALIZATION. Permit the ratio of Funded Debt to Total Capitalization to exceed 0.5 to 1 at any time.

                 6.2 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

                 (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in accordance with generally accepted accounting principles;

                 (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

                 (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

                 (d) deposits to secure the performance of bids, leases, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                 (f) Liens in existence on the date hereof and which secure obligations reflected in the financial statements referred to in subsection 3.1;

                 (g) Liens on assets of Persons which become Subsidiaries after the date of this Agreement; PROVIDED, HOWEVER, that such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof;

                 (h) Liens in respect of judgments or awards or in respect of attachments (i) in an aggregate amount less than $250,000 that remain in existence for a period of no more than 60 days after the same shall have been created or (ii) which shall have been discharged, stayed pending appeal or bonded within 5 Business Days after the creation thereof and which shall, at the time, be contested in good faith in appropriate proceedings;

                 (i) purchase money Liens (including the interest of lessors under capital leases and of the seller under conditional sale or other title retention agreements) securing Financial Indebtedness of any type described in clause (a) or (b) of the definition of Financial Indebtedness, or of the Company of the type described in clause (f) of said definition incurred to finance the acquisition of a capital asset after the Closing Date in accordance with the provisions hereof, PROVIDED that the principal amount of such Financial Indebtedness shall not exceed in any case the cost to the Company or any Subsidiary of the real or personal property acquired and each such

         Lien shall cover only such real or personal property acquired, the proceeds thereof, substitutions therefor and replacements thereof, the land on which real property acquired is located, and improvements on real property acquired which under law become part of such real property;

                 (j) Liens on documents and goods in transit securing Financial Indebtedness of the type described in clause (d) of the definition of Financial Indebtedness in respect of commercial letters of credit;

                 (k) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses paragraphs (a) through (j); PROVIDED, HOWEVER, that the principal amount of Financial Indebtedness secured thereby shall not exceed the principal amount of Financial Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

                 (l) Liens with respect to which the aggregate principal amount of Financial Indebtedness secured thereby does not exceed $500,000 at any time.

                 6.3 LIMITATION ON CONSOLIDATION, MERGER AND DISPOSITIONS AND PURCHASES OF PROPERTY.

                 (a) Enter into any Asset Disposition if, after giving effect to such Asset Disposition, the aggregate book value of all assets which are the subject of Asset Dispositions subsequent to July 1, 1994 would exceed 20% of the excess of consolidated total assets over goodwill, cash and Cash Equivalents of the Company and its Subsidiaries as at the date of the most recent quarter end for which financial statements shall have been delivered to the Banks pursuant to subsection 5.1.

                 (b) Consolidate with or merge into any other Person or permit any other Person to merge into or consolidate with it, except that (i) a Subsidiary may merge into or consolidate with a wholly-owned Subsidiary, (ii) the Company may merge into or consolidate with a wholly-owned Subsidiary, PROVIDED, that the Company is the entity surviving such merger, (iii) another Person may merge into a Subsidiary, PROVIDED that such Subsidiary shall be the entity surviving such merger, and (iv) another Person may merge into the Company, PROVIDED that the Company is the entity surviving such merger.

                 (c) Purchase any assets, including, without limitation, any capital stock (other than common stock of the Company), but excluding purchases of inventory in the ordinary course of business, in a transaction or a series of related transactions, with an aggregate fair market value of $25,000,000 or more over the term of this Agreement. The provisions in the foregoing sentence shall not apply to the Nexus Acquisition.

                 6.4 LIMITATION ON SALE OF ACCOUNTS RECEIVABLE, etc. Sell or in any manner dispose of any accounts receivable or chattel paper, PROVIDED, HOWEVER, that the Company or any Subsidiary may sell (a) delinquent accounts receivable and chattel paper for the purposes of collection, and (b) receivables that, at the time of sale, have a due date occurring one year or longer from such time, provided that the cumulative amount of such receivables sold subsequent to the date hereof pursuant to this clause (b) does not exceed $10,000,000.

                 6.5 LIMITATION ON SALES AND LEASEBACKS. Directly or indirectly become liable, as lessee or guarantor or other surety, with respect to any lease of real or personal property, whether now owned or hereafter acquired, (a) which is to be sold or transferred by the Company or any Subsidiary, to any Person, or (b) which the Company or any Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or any Subsidiary to any Person in connection with such lease, except that the Company or any Subsidiary may become liable as such a lessee (or, in the case of the Company, as such a guarantor or surety) (i) under any such lease representing Financial Indebtedness described in clause (b) of the definition of Financial Indebtedness, if after giving effect to such lease, the aggregate Financial Indebtedness described in said clause (b) under such leases (other than the leases described in subclause (ii) and (iii) below) does not exceed $5,000,000,
(ii) if such a lease is entered into with respect to a tax exempt financing of such leased property, the Company or any such Subsidiary is required to enter into such sale and leaseback in order to obtain such tax exemption, (iii) if such lease is entered into with respect to a bona fide research and development project and the aggregate Financial Indebtedness described in said clause (b) of said definition under such leases relating to research and development does not exceed $3,000,000, or (iv) if such sale and leaseback is entered into within six months of (x) the acquisition date of such property or (y) the date of completion of any material capital improvement on such property.

                 6.6 PROHIBITION ON CERTAIN LEASES. As lessee, to enter into, or permit to remain in effect, any agreements to rent or lease any real or personal property (exclusive of Financing Leases) having a remaining committed term exceeding one year if the aggregate amount of rental obligations to accrue during any period of twelve consecutive months under all such agreements to which the Company or any Subsidiary is a party, as lessee, will exceed the greater of $10,000,000 or 6% of Consolidated Tangible Net Worth (as at the end of such period).

                 6.7 NO MODIFICATION OF INSURANCE AND OTHER DEBT. Amend or modify the terms of any Note Purchase Agreement or any evidence of indebtedness issued pursuant to any of them in such manner as to accelerate any maturity of the Insurance and Other Debt or increase the interest rate, premium, fees or other amounts payable thereon.

                 SECTION 7.  EVENTS OF DEFAULT

                 Upon the occurrence of any of the following events:

                 (a) (i) The Company shall fail to pay any principal on any Note when due in accordance with the terms thereof or hereof on the maturity date thereof; or (ii) the

         Company shall fail to pay any interest on any Note or any fee or other Obligation payable hereunder when due in accordance with the terms thereof or hereof and such failure shall continue unremedied for five Business Days; or

                 (b) Any representation or warranty made or deemed made by the Company herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

                 (c) The Company shall default in the observance or performance of any agreement contained in Section 6 or in subsection
         5.1 or 5.2 and such default in respect of subsection 5.1 or 5.2 shall continue unremedied for a period of five Business Days; or

                 (d) The Company shall default in the observance or performance of any other material agreement contained in this Agreement, and such default shall continue unremedied for a period of 30 days; or

                 (e) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any of its Financial Indebtedness (other than the Notes) having a principal amount of at least $500,000 in the aggregate beyond the period of grace, if any, provided in the instrument or agreement under which such Financial Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to such Financial Indebtedness having an unpaid principal amount of at least $1,000,000 in the aggregate for the Company and its Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Financial Indebtedness to cause, with the giving of notice if required, such Financial Indebtedness to become due prior to its stated maturity; or

                 (f)(i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any such Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any such Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment and (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any such

         Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any such Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or

                 (g) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability of $1,000,000 or more which is not paid or covered by insurance and all such judgments or decrees (to the extent they involve aggregate liability of $1,000,000 or more) (i) shall not have been stayed or bonded pending appeal or (ii) shall not have been vacated or discharged within 60 days from the entry thereof; or

                 (h)(i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA) shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company, any of its Subsidiaries or any Commonly Controlled Entity shall withdraw from any Multiemployer Plan, or any Multiemployer Plan to which the Company, any of its Subsidiaries or any Commonly Controlled Entity contributes shall be terminated or shall be in Reorganization or shall be Insolvent, or (vi) any other event or condition shall occur or exist; and in each case in clauses
         (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities under ERISA which in the aggregate could be or are material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Banks, the Agent may, or upon the request of the Majority Banks, the Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Banks, the Agent may, or upon the request of the Majority Banks, the Agent shall, by notice of default to the Company, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                 SECTION 8.  THE AGENT

                 8.1 APPOINTMENT. Each Bank hereby irrevocably designates and appoints Chemical Bank as the Agent of such Bank under this Agreement, and each such Bank irrevocably authorizes Chemical Bank, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

                 8.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                 8.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or for any failure of the Company to perform its obligations hereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance by the Company of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.

                 8.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent and (b) the Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Bank party hereto, in each case in form satisfactory to the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

                 8.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Bank or the Company referring to this Agreement, describing such Default of Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Banks except as provided in Article VII; PROVIDED, HOWEVER, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                 8.6 NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                 8.7 INDEMNIFICATION. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

                 8.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

                 8.9 SUCCESSOR AGENT. The Agent may resign as Agent upon 10 days' notice to the Company and the Banks. If the Agent shall resign as Agent under this Agreement, then, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this subsection 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                 SECTION 9.  MISCELLANEOUS

                 9.1 AMENDMENTS AND WAIVERS. Only with the prior written consent of the Majority Banks may the Agent and the Company, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Banks or the Company hereunder or thereunder, and only with the prior written consent of the Majority Banks may the Agent enter into instruments waiving, on such terms and conditions as the Agent may specify in such instruments, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall directly
(a) extend the
maturity of any Loan, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to the Banks hereunder, or forgive the principal amount thereof, or increase the amount of any Bank's Commitment or amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Banks, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, in each case without the written consent of each Bank affected thereby, or (b) amend, modify or waive any provision of Section 8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Company, the Banks and the Agent shall be restored to their former positions and rights hereunder and under the Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                 9.2 NOTICES. Except as otherwise provided in Section 2, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, or, in the case of facsimile transmission, when received, addressed as follows in the case of the Company and the Agent, and as set forth on the signature pages hereof in the case of the Banks, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Company:             NASHUA CORPORATION
                                  44 Franklin Street
                                  P.O. Box 2002
                                  Nashua, New Hampshire 03061-2002
                                  Telex: 94-3438
                                  Answerback: NASHCORP
                                  Telecopier: (603) 880-5860
                                  Attention: Treasurer


         The Agent:               Chemical Bank
         (For notices pursuant    270 Park Avenue
         to subsection 2.2)       New York, New York 10017
                                  Attention: Owen Lake
                                  Telecopier:  (212) 622-0854
                                  Telephone:   (212) 622-0691

PROVIDED, HOWEVER, that any notice, request or demand to or upon the Agent or the Banks pursuant to subsections 2.1, 2.3, 2.4, 2.5, 2.7 and 2.8 shall not be effective until received.

                 9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans.

                 9.5 PAYMENT OF EXPENSES AND TAXES. The Company agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, printing and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Bank and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, fees and disbursements of counsel to the Agent and to the several Banks, and (c) on demand, to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents, and (d) to pay, indemnify, and hold each Bank and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes and any such other documents (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, however, that the Company shall not have any obligation hereunder with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Bank, (ii) legal proceedings commenced against any Bank by any security holder or creditor thereof arising out of and based upon rights afforded such security holder or creditor solely in its capacity as such or (iii) legal proceedings commenced against the Agent or any Bank by any other Bank; PROVIDED, FURTHER, that except as provided in clause
(b) and (d) above, the Company is not obligated to pay the fees and disbursements of any counsel other than that of the Agent. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

                 9.6  SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING BANKS.
(a) This Agreement shall be binding upon and inure to the benefit of the Company, the Banks, the

Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

                 (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank, or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note; PROVIDED, that such right of setoff shall be subject to the obligation of such Participant to share with the Banks as provided in subsection 9.7. The Company also agrees that each Participant shall be entitled to the benefits of subsections 2.20, 2.21,
2.22 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; PROVIDED, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred. Each Bank agrees that any agreement between such Bank and any Participant in respect of such participating interest shall not restrict such Bank's right to agree to any amendment, supplement or modification to this Agreement except to extend the final maturity of any Note or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof or change the fees as set forth in subsection 2.6 hereof.

                 (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign to one or more banks or other entities ("BID LOAN ASSIGNEE") any Bid Loan owing to such Bank and any Individual Bid Loan Note held by such Bank evidencing such Bid Loan, pursuant to a Bid Loan Assignment executed by the assignor Bank and the Assignee. Upon such execution, from and after the Transfer Effective Date specified in such Bid Loan Assignment, the Bid Loan Assignee shall, to the extent of the assignment provided for in such Bid Loan Assignment and to the extent permitted by applicable law, be deemed to have the same rights and benefits with respect to such Bid Loans and Individual Bid Loan Note and the same rights of setoff and obligation to share pursuant to subsection 9.7 as it would have had if it were a Bank hereunder; PROVIDED that unless such Bid Loan Assignment shall otherwise specify and a copy of such Bid Loan Assignment shall have been delivered to the Agent for its acceptance and recording in the Register in accordance with subsection 9.6(e), the as signor Bank shall act as collection agent for the Bid Loan Assignee, and the Agent shall pay all amounts received from the Company which are allocable to the assigned Bid Loan or Bid Note directly to the assignor Bank without any further liability to the Bid Loan Assignee. The Bid Loan Assignee shall not, by virtue of such Bid Loan Assignment, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; PROVIDED that (x) the assignor Bank and the Bid Loan Assignee may, in their discretion, agree between themselves upon the manner in which the assignor Bank will exercise its rights under this Agreement and any related document, and (y) if a copy of such Bid Loan Assignment shall have been delivered to the Agent for its acceptance and recording in the Register in accordance with subsection 9.6(f), neither the principal amount of, the interest rate on, nor the maturity date of any Bid Loan or Bid Note assigned to a Bid Loan Assignee will be modified without the written consent of such Bid Loan Assignee.

                 (d) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law and with the approval of the Company, which shall not be unreasonably withheld and upon notice to the Agent, at any time sell to any Bank or any affiliate thereof, or to any Eligible Assignee (a "PURCHASING BANK") all or any part, in an amount not less than the lesser of (i) $5,000,000 and (ii) the remainder of the principal amount then held by such Bank, of its rights and obligations under this Agreement and the Committed Rate Notes (a "COMMITMENT ASSIGNMENT") pursuant to a Commitment Assignment substantially in the form of Exhibit H-2, executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Agent) and delivered to the Agent for its acceptance and recording in the Register. Upon such execution, delivery and recording and from and after the Transfer Effective Date determined pursuant to such Commitment Assignment, (x) the Purchasing Bank hereunder shall be a party hereto and, to the extent provided in such Commitment Assignment, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Commitment Assignment, be released from its obligations under this Agreement (and, in the case of a Commitment Assignment covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Assignment shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Committed Rate Notes. On or prior to the Transfer Effective Date determined pursuant to such Commitment Assignment, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Committed Rate Note, to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Commitment Assignment and, if the transferor Bank has retained a Commitment hereunder, a new Committed Rate Note, to the order of the transferor Bank in an amount equal to the Commitment retained by it hereunder. Such new Committed Rate Notes, shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby and shall be given in substitution and extinguishment of, and not in repayment of, the Note replaced thereby. The Notes surrendered by the transferor Bank shall be returned by the Agent to the Company marked "cancelled".

                 (e) The Agent shall maintain at its address referred to in subsection 9.2 a copy of each Bid Loan Assignment or Commitment Assignment delivered to it and a register (the "REGISTER") for the recordation of (i) the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time, and (ii) with respect to each Bid Loan Assignment delivered to the Agent, the name and address of the Bid Loan Assignee and the principal amount of each Bid Loan owing to such Bid Loan Assignee. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank or Bid Loan Assignee at any reasonable time and from time to time upon reasonable prior notice.

                 (f) Upon its receipt of a duly-executed Commitment Assignment, together with payment to the Agent (by the assignor Bank or the relevant assignee, as agreed between them) of a registration and processing fee of $1,000, the Agent shall (i) accept such Commitment Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the assignor Bank, the assignee and the Company.

                 (g) The Company authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "TRANSFEREE") and any prospective Transferee, subject to the provisions of Section 9.16, any and all information in such Bank's possession concerning the Company and its Subsidiaries which has been delivered to such Bank by or on behalf of the Company pursuant to this Agreement or in connection with such Bank's credit evaluation of the Company and its Subsidiaries prior to becoming a party to this Agreement.

                 (h) If, pursuant to this subsection, any interest on this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank, the Agent and the Company either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Agent and the Company) to provide the transferor Bank, the Agent and the Company a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                 (i) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

                 9.7  ADJUSTMENTS; SETOFF.

                 (a) Each Bank agrees that if any Bank (a "BENEFITTED BANK") shall at any time receive any payment of all or part of its Committed Rate Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in clause (f) of Section 7, or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Committed Rate Loans, or interest thereon, such Benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Committed Rate Loan, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered by the Company or any third party from such Benefitted Bank, such purchase by the other Banks shall be rescinded, and the purchase price and benefits returned to the Benefitted Bank, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank's Committed Rate Loan may exercise all rights of payment (including without limitation rights of setoff) with respect to such portion as fully as if such Bank were the direct holder of such portion.

                 (b) In addition to any rights and remedies of the Banks provided by law (including, without limitation, other rights of setoff), each Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of the Company, or any part thereof in such amounts as such Bank may elect, against and on account of the obligations and liabilities of the Company to such Bank hereunder and claims of every nature and description of such Bank against the Company, in any currency, whether arising hereunder, under the Notes or otherwise, as such Bank may elect, whether or not such Bank has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such setoff and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application.

                 9.8  INDEPENDENCE OF COVENANTS.   All covenants hereunder
shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

                 9.9 TABLE OF CONTENTS AND SECTION HEADINGS. The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

                 9.10 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

                 9.11 SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 9.12 INTEGRATION. This Agreement represents the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

                 9.13 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 9.14 SUBMISSION TO JURISDICTION; WAIVERS. The Company hereby irrevocably and unconditionally:

                 (a) submits for itself and its property in any legal action or proceeding relating hereto and to the Notes, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof,

                 (b) consents that any such action or proceeding may be brought in such courts, and waives, to the maximum extent not prohibited by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court, or that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same;

                 (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form or mail), postage prepaid, to the Company at its address set forth in subsection 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

                 (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                 9.15  ACKNOWLEDGMENTS.  The Company hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery hereof and of the Notes;

                 (b) neither the Agent nor any Bank has any fiduciary relationship to the Company in respect of this Agreement, the Loans and the Notes, and the relationship between the Agent and the Banks, on one hand, and the Company, on the other hand, in respect of this Agreement, the Loans and the Notes is solely that of debtor and creditor; and

                 (c) no joint venture exists among the Banks or among the Company and the Banks.

                 9.16 CONFIDENTIALITY. Each Bank agrees to keep confidential all information provided to it by the Company pursuant to this Agreement that is not included in a report filed by the Company with the Securities and Exchange Commission; PROVIDED that nothing herein shall prevent any Bank from disclosing any such information (i) to the Agent or any other Bank, (ii) to any Transferee which receives such information and agrees to be bound by these confidentiality provisions, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Bank, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

                 9.17 WAIVERS OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING HERETO, OR TO THE NOTES OR ANY OTHER LOAN DOCUMENT, AND FOR ANY COUNTERCLAIM THEREIN.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by its proper and duly authorized officers as of the day and year first above written.

                                        NASHUA CORPORATION


                                        By: /s/ Daniel M. Junius
                                            -------------------------
                                            Name: Daniel M. Junius
                                            Title: Treasurer



                                        CHEMICAL BANK, as Agent and as a Bank


                                        By: /s/ Jeffrey C. Howe
                                            -------------------------
                                            Name: Jeffrey C. Howe
                                            Title: Vice President


                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By: /s/ Thomas F. Farley, Jr.
                                            -------------------------
                                            Name: Thomas F. Farley, Jr.
                                            Title: Director


                                        BANK OF MONTREAL


                                        By: /s/ Glen A. Pole
                                            -------------------------
                                            Name: Glen A. Pole
                                            Title: Director

Caption>
                                                                    SCHEDULE 1.1
                                                                    ------------

                                        Initial                Initial
                                       Commitment             Commitment
                                         Amount               Percentage
                                       ----------             ----------

Chemical Bank                         $25,000,000               33.33%


The First National
  Bank of Boston                      $25,000,000               33.33%


Bank of Montreal                      $25,000,000               33.33%
                                      -----------               ------


  Totals                              $75,000,000                 100%
                                      ===========                 ====



                                                                       EXHIBIT A
                                                                       ---------


                                 COMMITTED RATE
                                 --------------

                                PROMISSORY NOTE
                                ---------------

$__________
                                                             New York, New York
                                                               January 13, 1995


                 FOR VALUE RECEIVED, the undersigned, NASHUA CORPORATION, hereby unconditionally promises to pay to the order of _______________ (the "BANK") at the office of Chemical Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) __________ ($__________), or, if less, (b) the aggregate unpaid principal amount of all Committed Rate Loans made by the Bank to the undersigned pursuant to subsection
2.1 of the "Credit Agreement" hereinafter referred to on the Termination Date as defined in the Credit Agreement. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon at the rates and on the dates set forth in the Credit Agreement.

                 The holder of this Note is authorized to endorse the date and amount of each loan pursuant to subsection 2.1 of the Credit Agreement and each payment of principal with respect thereto and its character as a Eurodollar Loan or a Reference Rate Loan on the schedule annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed; PROVIDED, HOWEVER, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.

                 This Note is one of the Committed Rate Notes referred to in the Credit Agreement dated as of January 5, 1995 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the undersigned, the Bank, the other banks parties thereto and Chemical Bank, as Agent, and is entitled to the benefits thereof and is subject to mandatory prepayment in whole or in part as provided therein.

                 Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                 All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                 Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.


                               NASHUA CORPORATION


                               By:_________________________
                                  Name:
                                  Title:

                                                                     SCHEDULE TO
                                                                      COMMITTED
                                                                      RATE NOTE
                                                                     -----------

                        LOANS AND PAYMENTS OF PRINCIPAL
                        -------------------------------

                                                                                                           Date of
                                                                                                           Transfer
Date                Amount                            Interest                                             to Indi-
of                  of              Interest          Payment            Maturity           Payment        vidual           Author-
Loan                Loan            Rate              Dates              Date               Date           Note             ization
- ----                ------          --------          --------           --------           -------        --------         -------
____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

                                                                       EXHIBIT B
                                                                       ---------

                          [FORM OF GRID BID LOAN NOTE]
                          ----------------------------

                                PROMISSORY NOTE
                                ---------------




$75,000,000
                                                             New York, New York
                                                               January 13, 1995


                 FOR VALUE RECEIVED, the undersigned, NASHUA CORPORATION hereby unconditionally promises to pay to the order of _________________________ (the "BANK") at the office of Chemical Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) SEVENTY FIVE MILLION DOLLARS ($75,000,000) or, if less, (b) the aggregate unpaid principal amount of each Bid Loan which is (i) made by the Bank to the undersigned pursuant to subsection 2.5 of the Credit Agreement hereinafter referred to and (ii) not evidenced by an Individual Bid Loan Note executed and delivered by the undersigned pursuant to subsection 2.5(b)(vii) of the Credit Agreement. The principal amount of each Bid Loan evidenced hereby shall be payable on the maturity date therefor set forth on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof (the "Grid"). The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount of each Bid Loan evidenced hereby, at the rate per annum set forth in respect of such Bid Loan on the Grid calculated on the basis of a year of 360 days and actual days elapsed from the date of such Bid Loan until the due date thereof (whether at the stated maturity, by acceleration or otherwise) and thereafter at the rates determined in accordance with subsection 2.5(e) of the Credit Agreement. Interest on each Bid Loan evidenced hereby shall be payable on the date or dates set forth in respect of such Bid Loan on the Grid. Bid Loans evidenced by this Note may not be prepaid.

                 The holder of this Note is authorized to endorse on the Grid the date, amount, interest rate, interest payment dates and maturity date in respect of each Bid Loan made pursuant to subsection 2.5 of the Credit Agreement, each payment of principal with respect thereto and any transfer of such Bid Loan from this Note to an Individual Bid Loan Note delivered to the Bank pursuant to subsection 2.5(b)(vii) of the Credit Agreement, which endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed; PROVIDED, HOWEVER, that the failure to make any such endorsement shall not affect the obligations of the undersigned in respect of such Bid Loan.

                 This Note is one of the Grid Bid Loan Notes referred to in the Credit Agreement, dated as of January 5, 1995 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among the undersigned, the Bank, the other banks parties thereto and Chemical Bank, as Agent, and is entitled to the benefits thereof and is subject to mandatory prepayment in whole or in part as provided therein.

                 Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                 All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                 Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                     NASHUA CORPORATION


                                     By:_________________________
                                        Name:
                                        Title:

                             SCHEDULE OF BID LOANS


                                                                                                           Date of
                                                                                                           Transfer
Date                Amount                            Interest                                             to Indi-
of                  of              Interest          Payment            Maturity           Payment        vidual           Author-
Loan                Loan            Rate              Dates              Date               Date           Note             ization
- ----                ------          --------          --------           --------           -------        --------         -------
____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

____                ______          ________          ________           ________           _______        ________         _______

                                                                       EXHIBIT C
                                                                       ---------

                       [FORM OF INDIVIDUAL BID LOAN NOTE]


                            NON-NEGOTIABLE BID NOTE
                            -----------------------


$__________
                                                            New York, New York
                                                              January __, 1995


                 FOR VALUE RECEIVED, the undersigned, NASHUA CORPORATION, a Delaware corporation, hereby promises to pay on ________, 199_ to _______________ at the office of Chemical Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal sum of __________ Dollars ($__________). The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rate of __% per annum (calculated on the basis of a year of 360 days and actual days elapsed) until the due date hereof (whether at the stated maturity, by acceleration, or otherwise) and thereafter at the rates determined in accordance with subsection 2.5(e) of the Credit Agreement, dated as of January 5, 1995 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the undersigned, the Banks parties thereto, and Chemical Bank, as Agent. Interest shall be payable on __________. This Note may not be prepaid.

                 This Note is one of the Bid Notes referred to in, is subject to and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement.

                 Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by and construed in accordance with the laws of the State of New York.


                                        NASHUA CORPORATION



                                        By:_________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT D
                                                                       ---------

              [FORM OF BORROWING NOTICE FOR COMMITTED RATE LOANS]


                                                                    [Date]


Chemical Bank,
  as Agent under the
  Credit Agreement referred
  to below

Gentlemen:

                 Pursuant to subsection 2.3 of the Credit Agreement (as the same may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT") dated as of January 5, 1995 among Nashua Corporation, the Banks parties thereto and Chemical Bank, as Agent, the undersigned hereby requests that the following Committed Rate Loans be made on [date] as follows:

      (1).   Total Amount of Committed Rate Loans  . . . . . . . . . $__________

      (2).   Amount of (1) to be allocated to Eurodollar Loans . . . $__________

      (3).   Amount of (1) to be allocated to Reference Rate
             Loans . . . . . . . . . . . . . . . . . . . . . . . . . $__________

      (4). Interest Periods and amounts to be allocated thereto in respect of Eurodollar Loans made on a given
             Borrowing Date (amounts must total (2)):

             (i)    one month  . . . . . . . . . . . . . . . . . . . $__________

             (ii)   two months . . . . . . . . . . . . . . . . . . . $__________

             (iii)  three months . . . . . . . . . . . . . . . . . . $__________

             (iv)   six months . . . . . . . . . . . . . . . . . . . $__________

                  Total Eurodollar Loans . . . . . . . . . . . . . . $__________


         NOTE: EACH AMOUNT APPEARING IN LINES (2) AND (4) ABOVE MUST BE AT LEAST EQUAL TO $5,000,000 AND IN A WHOLE MULTIPLE OF $1,000,000

        Terms defined in the Credit Agreement shall have the same meanings when used herein.

                                        Very truly yours,

                                        NASHUA CORPORATION



                                        By:_________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT E
                                                                       ---------


                           [FORM OF BID LOAN REQUEST]


                                                           _______________, 19__


Chemical Bank
as Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

                  Reference is made to the Credit Agreement, dated as of January 5, 1995, among Nashua Corporation, the Banks named therein and Chemical Bank, as Agent for such Banks (as the same may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein as therein defined.

                  This is a Bid Loan Request pursuant to subsection 2.5 of the Credit Agreement requesting quotes for the following Bid Loans:

Aggregate Principal Amount        $_______         $_______         $_______

Bid Loan Date                      _______          _______          _______

Maturity Date                      _______          _______          _______

Interest Payment Dates             _______          _______          _______

Interest Rate Basis                360 day year

                                        Very truly yours,

                                        NASHUA CORPORATION



                                        By:________________________________
                                            Name:
                                            Title:

__________________

Note: Pursuant to the Credit Agreement, a Bid Loan Request may be transmitted in writing, by telex or by facsimile transmission, or by telephone, immediately confirmed by telex or facsimile transmission. In any case, a Bid Loan Request shall contain the information specified in the second paragraph of this form.

                                                                       EXHIBIT F


                            [FORM OF BID LOAN OFFER]

                                                           _______________, 19__


Chemical Bank
270 Park Avenue
New York, New York  10017

Dear Sirs:

                          Reference is made to the Credit Agreement, dated as
of January 5, 1995, among Nashua Corporation, the Banks named therein, and Chemical Bank, as Agent (as the same may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein as therein defined.

                          In accordance with subsection 2.5 of the Credit
Agreement, the undersigned Bank offers to make Bid Loans thereunder in the following amounts with the following maturity dates:


Bid Loan Date:  __________, 19__


Aggregate Maximum Amount:  $__________

Maturity Date 1 ___:      Maturity Date 2: ___:    Maturity Date 3 ___:
- ---------------           ---------------          ---------------

Maximum Amount $___       Maximum Amount  $___     Maximum Amount $___

Rate __ Amount $___       Rate __ Amount  $___     Rate __ Amount $___

Rate __ Amount $___       Rate __ Amount  $___     Rate __ Amount $___

                                        Very truly yours,

                                        [NAME OF BIDDING BANK]

                                        By:_________________________
                                           Name:
                                           Title:
                                           Telephone No.:
                                           Fax No:

                                                                       EXHIBIT G
                                                                       ---------


                        [FORM OF BID LOAN CONFIRMATION]


                                                           _______________, 19__


Chemical Bank
270 Park Avenue
New York, New York  10017

Dear Sirs:

        Reference is made to the Credit Agreement, dated as of January 5, 1995, among the Nashua Corporation, the Banks named therein, and Chemical Bank, as Agent (as the same may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein as therein defined.

        In accordance with subsection 2.5 of the Credit Agreement, the undersigned accepts and confirms the offers by Bid Loan Bank(s) to make Bid Loans to the undersigned on __________, 19__ [Bid Loan Date] under said subsection 2.5 in the (respective) amount(s) set forth on the attached list of Bid Loan offered.

                                        Very truly yours,

                                        NASHUA CORPORATION



                                        By:_________________________
                                           Name:
                                           Title:


[Company to attach Bid Loan offer list prepared by Agent with accepted amount entered by the Company to right of each Bid Loan offer].

                                                                     EXHIBIT H-1
                                                                     -----------


                         [FORM OF BID LOAN ASSIGNMENT]

                          BID LOAN ASSIGNMENT, dated as of the date set forth
in Item 1 of Schedule I hereto, among the Assignor Bank set forth in Item 2 of
Schedule I hereto (the "ASSIGNOR BANK"), the Bid Loan Assignee set forth in
Item 3 of Schedule I hereto (the "BID LOAN ASSIGNEE"), and Chemical Bank, as agent for the Banks under the Credit Agreement described below (in such capacity, the "AGENT").

                             W I T N E S S E T H :
                             - - - - - - - - - -

                          WHEREAS, this Bid Loan Assignment is being executed
and delivered in accordance with subsection 9.6(c) of the Credit Agreement, dated as of January 5, 1995, among Nashua Corporation (the "COMPANY"), the Assignor Bank and the other Banks party thereto and the Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined); and

                          WHEREAS, the Assignor Bank has advanced to the
Company the Bid Loan described in Item 4 of Schedule I hereto (the "BID LOAN") evidenced by the Bid Loan Note described in such Item 4 (the "BID NOTE"), and the Assignor Bank is assigning the Bid Loan and the Bid Note to the Bid Loan Assignee pursuant to this Bid Loan Assignment;

                          NOW, THEREFORE, the parties hereto hereby agree as
follows:

                 1. The Assignor Bank acknowledges receipt from the Bid Loan Assignee of an amount equal to the purchase price, as agreed between the Assignor Bank and the Bid Loan Assignee, of the outstanding principal amount of, and accrued interest on, the Bid Loan and the Bid Note. The Assignor Bank hereby irrevocably sells, assigns and transfers to the Bid Loan Assignee without recourse, representation or warranty, and the Bid Loan Assignee hereby irrevocably purchases, takes and acquires from the Assignor Bank, the Bid Loan and the Bid Note, together with all instruments, documents and collateral security pertaining thereto. The Assignor Bank will deliver the Bid Note to the Bid Loan Assignee promptly upon its receipt thereof from the Company in accordance with subsection 2.5 of the Credit Agreement.

                 2. (a) From and after the date hereof (the "TRANSFER EFFECTIVE DATE"), principal and interest that would otherwise be payable to or for the account of the Assignor Bank pursuant to the Bid Loan and the Bid Note shall, instead, be payable to or for the account of the Bid Loan Assignee, whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date.

                 (b) If Item 5 of Schedule I hereto contains payment instructions for the Bid Loan Assignee and if the Bid Loan Assignee delivers a copy of this Bid Loan Assignment to the Agent in accordance with subsection 9.6(e) of the Credit Agreement at least 5 Business Days prior to the due date of any payment to the Bid Loan Assignee, the Bid Loan Assignee hereby instructs the Agent to pay all such amounts payable to it pursuant to the provision of subparagraph (a) of this paragraph 2, in accordance with such payment instructions. If Item 5 of Schedule I hereto does not contain payment instructions for the Bid Loan Assignee (or a copy hereof is not delivered to the Agent as aforesaid), the Assignor Bank and the Bid Loan Assignee agree that, notwithstanding the provisions of subparagraph (a) of this paragraph 2, the Assignor Bank is hereby appointed by the Bid Loan Assignee as its collection agent to receive from the Agent, for and on behalf of and for the account of the Bid Loan Assignee, all amounts payable to or for the account of the Bid Loan Assignee under the Bid Loan and the Bid Note; the Assignor Bank will immediately pay over to the Bid Loan Assignee any such amounts received by it, in like funds as received.

                 3. Each of the parties to this Bid Loan Assignment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Bid Loan Assignment.

                 4. By executing and delivering this Bid Loan Assignment, the Assignor Bank and the Bid Loan Assignee confirm to and agree with each other and the Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Assignor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes or any other instrument or document furnished pursuant thereto; (ii) the Assignor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto; (iii) the Bid Loan Assignee confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 3.1, the financial statements delivered pursuant to subsection 5.1, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Bid Loan Assignment; (iv) the Bid Loan Assignee will, independently and without reliance upon the Agent, the Assignor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in respect of the Credit Agreement; and (v) the Bid Loan Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 8 of the Credit Agreement.

                 5. If the Bid Loan Assignee is organized under the laws of any jurisdiction other than the United States or any State thereof, the Bid Loan Assignee (i) represents to the

Assignor Bank (for the benefit of the Assignor Bank, the Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company or the Assignor Bank with respect to any payments to be made to the Bid Loan Assignee in respect of the Bid Loan, (ii) will furnish to the Assignor Bank, the Agent and the Company, on or prior to the Transfer Effective Date, (x) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or successor applicable form, as the case may be, certifying in each case that the Bid Loan Assignee is entitled to receive payments under the Bid Loan without deduction or withholding of any United States federal income taxes, and (y) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes, and (iii) agrees (for the benefit of the Assignor Bank, the Agent and the Company) to provide the Assignor Bank, the Agent and the Company a new Form 4224 or Form 1001 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company, certifying in the case of a Form 1001 or 4224 that such Bid Loan Assignee is entitled to receive payments under the Bid Loan without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent the Bid Loan Assignee from duly completing and delivering any such letter or form with respect to it and such Bid Loan Assignee advises the Assignor Bank, the Agent and the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                 6. This Bid Loan Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.


                          IN WITNESS WHEREOF, the parties hereto have caused
this Bid Loan Assignment to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                                  SCHEDULE I TO
                                                                  BID LOAN
                                                                  ASSIGNMENT
                                                                  -------------

Item 1        (Date of Assignment):        [Insert date of Assignment]

Item 2        (Assignor Bank):             [Insert name of Assignor Bank]

Item 3        (Assignee):                  [Insert name, address, telephone and telex
                                           numbers and name of contact party of Assignee]

Item 4  (Description of Loans):

                 a.       Date of Loans and Note:

                 b.       Principal Amounts of Loans and Note:

Item 5  (Payment Instructions):   [Complete only if payments are to be made by
                                  Agent to Assignee rather than to Assignor
                                  Bank as collection agent for Assignee; leave blank if Assignor Bank is to act as such collection agent]

Item 6 (Signatures):
                                        ______________________, as
                                            Assignor Bank


                                        By:_________________________
                                           Title:


                                        ______________________, as
                                               Assignee


                                        By:_________________________
                                           Title:

ACCEPTED FOR RECORDATION
  IN REGISTER:

CHEMICAL BANK, as Agent


By:_________________________
   Title:

                                                                     EXHIBIT H-2
                                                                     -----------


                        [FORM OF COMMITMENT ASSIGNMENT]


                             COMMITMENT ASSIGNMENT
                             ---------------------

                 COMMITMENT ASSIGNMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Assignor Bank set forth in Item 2 of Schedule I hereto (the "ASSIGNOR BANK"), the Assignee set forth in Item 3 of Schedule I hereto (the "ASSIGNEE"), and Chemical Bank, as agent for the Banks under the Credit Agreement described below (in such capacity, the "AGENT").

                              W I T N E S E T H :
                              - - - - - - - - -

                 WHEREAS, this Commitment Assignment is being executed and delivered in accordance with subsection 9.6(d) of the Credit Agreement, dated as of January 5, 1995, among Nashua Corporation (the "COMPANY"), the Assignor Bank and the other Banks party thereto and the Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined); and

                 WHEREAS, the Assignor Bank has advanced to the Company the Committed Rate Loans described in Item 4 of Schedule I hereto (the "LOANS") evidenced by the Committed Rate Notes, described in such Item 4 (the "NOTES"), and the Assignor Bank is assigning the Loan and the Notes to the Committed Rate Assignee pursuant to this Commitment Assignment;

                 NOW, THEREFORE, the parties hereto hereby agree as follows:

                 1. The Assignor Bank acknowledges receipt from the Assignee of an amount equal to the purchase price, as agreed between the Assignor Bank and the Assignee, of the outstanding principal amount of, and accrued interest on, the Loans and the Notes. The Assignor Bank hereby irrevocably sells, assigns and transfers to the Assignee without recourse, representation or warranty, and the Assignee hereby irrevocably purchases, takes and acquires from the Assignor Bank, the Loans and the Notes, together with all instruments, documents and collateral security pertaining thereto. The Assignor Bank will deliver the Notes to the Assignee promptly upon its receipt thereof from the Company.

                 2. (a) From and after the date hereof (the "TRANSFER EFFECTIVE DATE"), principal and interest that would otherwise be payable to or for the account of the Assignor Bank pursuant to the Loans and the Notes shall, instead, be payable to or for the account of the Assignee, whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date.

                 (b) If Item 5 of Schedule I hereto contains payment instructions for the Assignee and if the Assignee delivers a copy of this Commitment Assignment to the Agent in accordance with subsection 9.6(e) of the Credit Agreement at least 5 Business Days prior to the due date of any payment to the Assignee, the Assignee hereby instructs the Agent to pay all such amounts payable to it pursuant to the provision of subparagraph (a) of this paragraph 2, in accordance with such payment instructions. If Item 5 of
Schedule I hereto does not contain payment instructions for the Assignee (or a copy hereof is not delivered to the Agent as aforesaid), the Assignor Bank and the Assignee agree that, notwithstanding the provisions of subparagraph (a) of this paragraph 2, the Assignor Bank is hereby appointed by the Assignee as its collection agent to receive from the Agent, for and on behalf of and for the account of the Assignee, all amounts payable to or for the account of the Assignee under the Loans and the Notes; the Assignor Bank will immediately pay over to the Assignee any such amounts received by it, in like funds as received.

                 3. Each of the parties to this Commitment Assignment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Assignment.

                 4. By executing and delivering this Commitment Assignment, the Assignor Bank and the Assignee confirm to and agree with each other and the Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Assignor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes or any other instrument or document furnished pursuant thereto; (ii) the Assignor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto; (iii) the Assignee confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 3.1, the financial statements delivered pursuant to subsection 5.1, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Assignment; (iv) the Assignee will, independently and without reliance upon the Agent, the Assignor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in respect of the Credit Agreement; and (v) the Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 8 of the Credit Agreement.

                 5. If the Assignee is organized under the laws of any jurisdiction other than the United States or any State thereof, the Assignee
(i) represents to the Assignor Bank (for the benefit of the Assignor Bank, the Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company or the Assignor Bank with respect to any payments to be made to the Assignee in respect of the Loans,
(ii) will furnish to the Assignor Bank, the Agent and the Company, on or prior to the Transfer Effective Date, (x) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or successor applicable form, as the case may be, certifying in each case that the Assignee is entitled to receive payments under the Committed Rate Loan without deduction or withholding of any United States federal income taxes, and (y) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes, and (iii) agrees (for the benefit of the Assignor Bank, the Agent and the Company) to provide the Assignor Bank, the Agent and the Company a new Form 4224 or Form 1001 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company, certifying in the case of a Form 1001 or 4224 that such Assignee is entitled to receive payments under the Loans without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent the Assignee from duly completing and delivering any such letter or form with respect to it and such Assignee advises the Assignor Bank, the Agent and the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                 6. THIS COMMITMENT ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                 IN WITNESS WHEREOF, the parties hereto have caused this Commitment Assignment to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                                  SCHEDULE I TO
                                                                  COMMITMENT
                                                                  ASSIGNMENT
                                                                  -------------

Item 1     (Date of Assignment):           [Insert date of  Assignment]

Item 2     (Assignor Bank):                [Insert name of Assignor Bank]

Item 3     (Assignee):                     [Insert name, address, telephone and telex
                                            numbers and name of contact party of Assignee]


Item 4  (Description of Loans):

                  a.      Date of Loans and Notes:

                  b.      Principal Amounts of Loans and Notes:

Item 5  (Payment Instructions):   [Complete only if payments are to be made by
                                  Agent to Assignee rather than to Assignor
                                  Bank as collection agent for Assignee; leave blank if Assignor Bank is to act as such collection agent]

Item 6 (Signatures):
                                        ______________________, as
                                            Assignor Bank


                                        By:_________________________
                                            Title:


                                        ______________________, as
                                               Assignee


                                        By:_________________________
                                            Title:

ACCEPTED FOR RECORDATION
  IN REGISTER:

CHEMICAL BANK, as Agent


By:_________________________
   Title:

CONSENTED TO:

NASHUA CORPORATION


By:____________________________________
   Title:

                                                                       EXHIBIT I
                                                                       ---------


                        [FORM OF OFFICER'S CERTIFICATE]


                             OFFICER'S CERTIFICATE
                             ---------------------


                 Pursuant to Section 4 of the Credit Agreement (the "CREDIT AGREEMENT"), dated as of January 5, 1995 among Nashua Corporation (the "COMPANY"), Chemical Bank, as Agent, and the banks parties thereto, the undersigned of the Company hereby certifies as follows:

                 1. The representations and warranties of the Company set forth in the Credit Agreement or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement are true and correct on and as of the date hereof with the same effect as if made on the date hereof; and

                 2. On the date hereof, no Default or Event of Default (both as defined in the Credit Agreement) has occurred and is continuing or will occur after giving effect to the Loans to be made on the date hereof under the Credit Agreement.


                 IN WITNESS WHEREOF, the undersigned has hereunto set his name.


                                        NASHUA CORPORATION



                                        By:_________________________
                                             Name:
                                             Title:

Date:  January   , 1995

                                                                       EXHIBIT J
                                                                       ---------
                       [Form of Certificate of Secretary]



                            SECRETARY'S CERTIFICATE
                            -----------------------


                 I, [                ], hereby certify that:

                 1. I am the Secretary of Nashua Corporation, a Delaware corporation.

                 2. Attached hereto as Annex I is a true and complete copy of a vote adopted by the Board of Directors of the said corporation on ________ ___, 1994, which vote has not been altered, amended or rescinded.

                 3. Attached hereto as Annex II is a true and complete copy of the Composite Certificate of Incorporation of the said corporation as in effect on the date hereof.

                 4. Attached hereto as Annex III is a true and complete copy of the By-Laws of the said corporation as in effect at all times since __________.

                 5. The following person has been duly elected to, and has qualified for, and on the date hereof does hold, the office set forth below opposite his name; and that the signature appearing opposite his name is his true and genuine signature.

                 Name                      Office

                                                                 _______________


                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the said corporation this ___ day of January 1995.



                           __________________________
                                [             ]

                 The undersigned,                  [insert title ] of Nashua
Corporation, does hereby certify that [insert name of Secretary] is the duly qualified and acting Secretary of Nashua Corporation and that the signature set forth directly above is his true signature.


                                                   ___________________________
                                                   [                         ]

January __, 1995

                                                                      EXHIBIT K






                  FORM OF OPINION OF COUNSEL TO THE COMPANY
                  -----------------------------------------



Exhibit has been omitted in accordance with S-K 601(b)(2) and will be submitted to the Commission upon request.

                                                                       EXHIBIT L
                                                                       ---------

                          [FORM OF EXTENSION REQUEST]



                             _______________, ____


Chemical Bank, as Agent
270 Park Avenue
New York, New York  10017

Attention:  ________________________

Dear Sirs:

                 Reference is made to the $75,000,000 Credit Agreement, dated as of January 5, 1995 among Nashua Corporation, the Banks parties thereto and

Chemical Bank, as Agent.  Terms defined in the Credit Agreement are used herein as therein defined.

                 This is an Extension Request pursuant to subsection 2.21 of the Credit Agreement requesting an extension of the Termination Date to

[requested Termination Date].  Please transmit a copy of this Extension Request to each of the Banks.

                                             Very truly yours,

                                             NASHUA CORPORATION


                                             By:_____________________
                                                Name:
                                                Title:



                                             CHEMICAL BANK


                                             By:_____________________
                                                Name:
                                                Title: